Amended and Restated
                           Revolving Credit Agreement
                                  by and among
                          World Acceptance Corporation,
                         Harris Trust and Savings Bank,
                            individually and as Agent
                                       and
                                    the Banks
                            which are parties hereto
                            Dated as of June 30, 1997





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
                                TABLE OF CONTENTS
                                                                                                                PAGE
SECTION 1.                 THE CREDIT                                                                              1
Section 1.1.             The Revolving Credit                                                                      1
SECTION 2.                 GENERAL PROVISIONS APPLICABLE TO ALL LOANS                                              2
Section 2.1.             Applicable Interest Rates                                                                 2
Section 2.2.             Minimum Borrowing Amounts                                                                 3
Section 2.3.             Borrowing Procedures                                                                      3
Section 2.4.             Interest Periods                                                                          4
Section 2.5.             Maturity of Loans                                                                         5
Section 2.6.             Prepayments                                                                               5
Section 2.7.             Default Rate                                                                              6
Section 2.8.             The Notes                                                                                 6
Section 2.9.             Commitment Terminations                                                                   6
Section 2.10.            Funding Indemnity                                                                         7
SECTION 3.                 FEES, EXTENSIONS AND APPLICATIONS                                                       7
Section 3.1.             Commitment Fee                                                                            7
Section 3.2.             Closing Fee                                                                               8
Section 3.3.             Agent's Fees                                                                              8
Section 3.4.             Extension of the Commitments.                                                             8
Section 3.5.             Place and Application of Payments                                                         9
SECTION 4.                 THE COLLATERAL AND GUARANTIES                                                          10
Section 4.1.             The Collateral                                                                           10
Section 4.2.             Subsidiary Guaranties.                                                                   10
SECTION 5.                 DEFINITIONS; INTERPRETATION                                                            10
Section 5.1.             Definitions                                                                              10
Section 5.2.             Interpretation                                                                           24
SECTION 6.                 REPRESENTATIONS AND WARRANTIES                                                         25
Section 6.1.             Organization and Qualification                                                           25
Section 6.2.             Subsidiaries                                                                             25
Section 6.3.             Corporate Authority and Validity of Obligations                                          25
Section 6.4.             Not an Investment Company                                                                26
Section 6.5.             Use of Proceeds; Margin Stock                                                            26
Section 6.6.             Financial Reports                                                                        26
Section 6.7.             No Material Adverse Change                                                               26
Section 6.8.             Litigation                                                                               26
Section 6.9.             Taxes                                                                                    27
Section 6.10.            Approvals                                                                                27
Section 6.11.            Indebtedness and Liens                                                                   27
Section 6.12.            ERISA                                                                                    27
Section 6.13.            Material Agreements                                                                      28
Section 6.14.            Compliance with Laws                                                                     28
Section 6.15.            Full Disclosure.                                                                         29
Section 6.16.            No Defaults.                                                                             29
Section 6.17.            Note Purchase Agreements                                                                 29
SECTION 7.                 CONDITIONS PRECEDENT                                                                   29
Section 7.1.             Initial Borrowing                                                                        29



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Section 7.2.             All Loans                                                                                30
SECTION 8.                 COVENANTS                                                                              31
Section 8.1.             Existence, Etc.                                                                          31
Section 8.2.             Insurance                                                                                31
Section 8.3.             Taxes, Claims for Labor and Materials                                                    31
Section 8.4.             Compliance with Laws                                                                     31
Section 8.5.             Maintenance, Etc                                                                         32
Section 8.6.             Nature of Business                                                                       32
Section 8.7.             Consolidated Net Worth                                                                   32
Section 8.8.             Fixed Charge Coverage Ratio; Loan Loss Reserves                                          32
Section 8.9.             Permitted Indebtedness                                                                   32
Section 8.10.            Limitations on Indebtedness                                                              33
Section 8.11.            Limitation on Liens                                                                      34
Section 8.12.            Dividends, Stock Purchases                                                               35
Section 8.13.            Mergers, Consolidations and Sales or Transfers of Assets                                 36
Section 8.14.            Lease-Backs                                                                              38
Section 8.15.            Guaranties                                                                               39
Section 8.16.            Limitation on Restrictions                                                               39
Section 8.17.            Transactions with Affiliates                                                             39
Section 8.18.            Investments                                                                              39
Section 8.19.            Termination of Pension Plans                                                             40
Section 8.20.            Reports and Rights of Inspection                                                         40
SECTION 9.                 EVENTS OF DEFAULT AND REMEDIES                                                         44
Section 9.1.             Events of Default                                                                        44
Section 9.2.             Notice to Banks                                                                          46
Section 9.3.             Non-Bankruptcy Defaults                                                                  46
Section 9.4.             Bankruptcy Defaults                                                                      47
Section 9.5.             Expenses                                                                                 47
SECTION 10.                CHANGE IN CIRCUMSTANCES                                                                47
Section 10.1.            Change of Law                                                                            47
Section 10.2.            Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR            48
Section 10.3.            Increased Cost and Reduced Return                                                        48
Section 10.4.            Lending Offices                                                                          49
Section 10.5.            Discretion of Bank as to Manner of Funding                                               49
SECTION 11.                THE AGENT                                                                              49
Section 11.1.            Appointment and Authorization                                                            49
Section 11.2.            Agent and Affiliates                                                                     50
Section 11.3.            Action by Agent                                                                          50
Section 11.4.            Consultation with Experts                                                                50
Section 11.5.            Liability of Agent                                                                       50
Section 11.6.            Indemnification                                                                          51
Section 11.7.            Credit Decision                                                                          51
Section 11.8.            Resignation of the Agent                                                                 51
Section 11.9.            Payments                                                                                 51
SECTION 12.                MISCELLANEOUS                                                                          52
Section 12.1.            No Waiver of Rights                                                                      52

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Section 12.2.            Non-Business Day                                                                         52
Section 12.3.            Documentary Taxes                                                                        52
Section 12.4.            Survival of Representations                                                              52
Section 12.5.            Survival of Indemnities                                                                  53
Section 12.6.            Sharing of Set-Off                                                                       53
Section 12.7.            Notices                                                                                  53
Section 12.8.            Counterparts                                                                             54
Section 12.9.            Successors and Assigns                                                                   54
Section 12.10.           Amendments                                                                               55
Section 12.11.           Non-Reliance on Margin Stock                                                             55
Section 12.12.           Fees and Indemnification                                                                 55
Section 12.13.           Governing Law                                                                            56
Section 12.14.           Headings                                                                                 56
Section 12.15.           Entire Agreement                                                                         56
Section 12.16.           Terms of Collateral Documents not Superseded                                             56
Section 12.17.           Submission to Jurisdiction; Waiver of Jury Trial                                         56
Signature Page                                                                                                    57
Exhibit A            --        Revolving Credit Note
Exhibit B-1          --        Permitted Senior Subordinated Debt
Exhibit B-2          --        Permitted Junior Subordinated Debt
Exhibit C            --        Borrowing Base Certificate
Schedule 6.2         --        Subsidiaries
Schedule 6.8         --        Pending Litigation
Schedule 6.9         --        Pending Tax Disputes
Schedule 6.11        --        Existing Indebtedness for Borrowed Money
Schedule 8.11        --        Existing Liens


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                 AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT
To each of the Banks which are or become parties hereto:
Ladies and Gentlemen:
         The undersigned, World Acceptance Corporation, a South Carolina corporation (the "BORROWER"), refers to that certain Revolving Credit Agreement dated as December 1, 1992, as amended, currently in effect among the Borrower, Harris Trust and Savings Bank, as agent, and the banks party thereto (the "ORIGINAL CREDIT AGREEMENT"). The Borrower hereby requests that the aggregate commitments available under the Original Credit Agreement be increased, that certain additional amendments be made to the Original Credit Agreement and, for the sake of clarity and convenience, that the Original Credit Agreement be restated in its entirety as so amended. This Amended and Restated Credit Agreement amends and replaces in its entirety the Original Credit Agreement, and from the Effective Date all references made to the Original Credit Agreement in any Loan Document or in any other instrument or document shall, without more, be deemed to refer to this Amended and Restated Credit Agreement. This Amended and Restated Credit Agreement shall become effective as of July 3, 1997 (the "EFFECTIVE DATE"), and supersedes all provisions of the Original Credit Agreement as of such date, upon the execution of this Amended and Restated Credit Agreement by each of the parties hereto and the fulfillment of the conditions precedent contained in Section 7.1 hereof.
 .SECTION 1. THE CREDIT;.
         .SECTION 1.1. THE REVOLVING CREDIT;. Subject to the terms and conditions hereof, the Banks agree to extend a revolving credit (the "REVOLVING CREDIT") to the Borrower in an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) the Commitments or (ii) the Available Borrowing Base as then determined and computed, which may be availed of by the Borrower in its discretion from time to time, be repaid and used again, to but not including the Termination Date. The Revolving Credit, subject to all of the terms and conditions hereof, may be utilized by the Borrower in the form of Domestic Rate Loans or Eurodollar Loans, all as more fully hereinafter set forth. The maximum amount of the Revolving Credit which each Bank agrees to extend to the Borrower shall be as set forth opposite its name on the applicable signature page hereof or as otherwise set forth in the relevant Assignment Agreement delivered pursuant to Section 12.9 hereof (its "COMMITMENT" and cumulatively for all the Banks the "COMMITMENTS") (subject to any reductions thereof pursuant to the terms hereof). The obligations of the Banks hereunder are several and not joint, and no Bank shall under any circumstances be obligated to extend credit hereunder in excess of its Commitment. Each Borrowing of Loans shall be made ratably from the Banks in proportion to their respective Commitments. On the Effective Date, the Borrower hereby promises to prepay all Eurodollar Loans outstanding under the Original Credit Agreement (and each Bank currently a party to the Original Credit Agreement agrees to waive any compensation otherwise required by Section 2.10 of the Original Credit Agreement with respect to, and only with respect to, the prepayment of such Eurodollar Loans currently outstanding under the Original Credit Agreement) and thereafter, subject to the terms and conditions hereof, there shall be such nonratable Borrowings of Loans and repayments thereof as shall be necessary so that after giving effect thereto the Banks each hold their ratable share of all Loans then outstanding in proportion to their respective Commitments (which Loans shall initially constitute Domestic Rate Loans).
 .SECTION 2. GENERAL PROVISIONS APPLICABLE TO ALL LOANS;.
         .SECTION 2.1. APPLICABLE INTEREST RATES;. (a) DOMESTIC RATE LOANS;. Each Domestic Rate Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable quarterly in arrears on the last day of each March, June, September and December in each year (commencing September 30, 1997) and at maturity (whether by acceleration or otherwise).
         "DOMESTIC RATE" means for any day the greater of: (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day (it being understood and agreed that such rate may not be the Agent's best or lowest rate); (ii) the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined, plus 1/2 of 1%. Any change in the interest rate on any Domestic Rate Loan resulting from a change in said Domestic Rate shall be effective on the date of the relevant change in said Domestic Rate.
           (b) EURODOLLAR LOANS. Each Eurodollar Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is made until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Eurodollar Margin plus the Adjusted LIBOR payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.
         "ADJUSTED LIBOR" means,  for any Borrowing of Eurodollar  Loans, a rate
per  annum   determined  in  accordance  with  the  following   formula:

                                                     LIBOR
                                      --------------------------------
    Adjusted LIBOR =                  100% - Eurodollar Reserve Percentage

         "LIBOR" means, for each Interest Period, (a) the LIBOR Index Rate for such Interest Period, if such rate is available, and (b) if the LIBOR Index Rate cannot be determined, the arithmetic average of the rates of interest per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at 11:00 a.m. (London, England time) 2 Business Days before the beginning of such Interest Period by 3 or more major banks in the interbank eurodollar market selected by the Agent for a period equal to such Interest Period and in an amount equal or comparable to the applicable LIBOR Portion scheduled to be outstanding from the Agent during such Interest Period. "LIBOR INDEX RATE" means, for any Interest Period, the rate per annum (rounded upwards, if necessary, to the next higher one hundred-thousandth of a percentage point) for deposits in U.S. Dollars for a period equal to such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m. (London, England time) on the date 2 Business Days before the commencement of such Interest Period. "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace Page 3750 on that service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Banker's Association Interest Settlement Rates for U.S. Dollar deposits).
         "EURODOLLAR RESERVE PERCENTAGE" means, for any Borrowing of Eurodollar Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) under Regulation D on "EUROCURRENCY LIABILITIES", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurodollar Loans shall be deemed to be "EUROCURRENCY LIABILITIES" as defined in Regulation D without benefit of or credit for any prorations, exemptions or offsets under Regulation D.
         "EURODOLLAR MARGIN" means 1.6%.
           (c) RATE DETERMINATIONS. The Agent shall determine each interest rate applicable to the Loans hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error.
         .SECTION 2.2. MINIMUM BORROWING AMOUNTS;. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $300,000, or any larger amount which is an integral multiple of $50,000. Each Borrowing of Eurodollar Loans shall be in an amount not less than $2,000,000, or any larger amount that is an integral multiple of $250,000.
         .SECTION 2.3. BORROWING PROCEDURES;. (a) NOTICE TO THE AGENT. The Borrower shall give

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telephonic or telecopy  notice to the Agent (which  notice shall be  irrevocable once given and, if by telephone, shall be promptly confirmed in writing) by no later than 11:00 A.M. (Chicago time) (i) on the date at least three (3) Business Days prior to the date of each requested Borrowing of Eurodollar Loans and (ii) on the date of any requested Borrowing of Domestic Rate Loans. Each such notice shall specify the date of the requested Borrowing (which shall be a Business
Day), the amount of the requested Borrowing, the type of Loans to comprise such Borrowing and, if such Borrowing is to be comprised of Eurodollar Loans, the Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is authorized to request loans on behalf of the Borrower without the necessity of independent investigation, and, in the event any notice by such means conflicts with the written confirmation, such notice shall govern if the Agent has acted in reliance thereon.
           (b) NOTICE TO THE BANKS. The Agent shall give prompt (but in any event by 12:00 Noon (Chicago time)) telephonic or telecopy notice to each of the Banks of any borrowing request received pursuant to Section 2.3(a) above and, if such notice requests the Banks to make Eurodollar Loans, the Agent shall give notice to the Borrower and each of the Banks by like means of the interest rate applicable thereto (but, if such notice is given by telephone, the Agent shall
confirm  such  rate  in  writing)   promptly  after  the  Agent  has  made  such
determination.
           (c) BORROWER'S FAILURE TO NOTIFY. If the Borrower fails to give notice pursuant to Section 2.3(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurodollar Loans before the last day of its then current Interest Period within the period required by Section 2.3(a) for a Borrowing of Eurodollar Loans or, whether or not such notice has been given, a Default or Event of Default then exists and such Borrowing is not prepaid, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans.
           (d) DISBURSEMENT OF LOANS. Not later than 1:00 p.m. (Chicago time) on the date of any Borrowing of Loans, each Bank shall make available its Loan in funds immediately available in Chicago, Illinois at the principal office of the Agent, except to the extent such Borrowing is a continuation or conversion of any outstanding principal amount of a Borrowing, in whole or in part, in which case each Bank shall record on its books or records or on a schedule to the appropriate Note such continuation or conversion. Subject to Section 7 hereof, the Agent shall make the proceeds of each advance of a new Borrowing available to the Borrower at the Agent's principal office in Chicago, Illinois not later than close of business on the date of such Borrowing.
         .SECTION 2.4. INTEREST PERIODS;.  As provided in Section 2.3 hereof, at the time of each request for the Borrowing of Eurodollar Loans hereunder, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "INTEREST PERIOD" means the period commencing on the date a Borrowing of Eurodollar Loans is made and ending, the date, as the Borrower may select, 1, 2, 3 or 6 months thereafter; PROVIDED, HOWEVER, that:
                     (a) the  Borrower  may not select an  Interest  Period that extends beyond the Termination Date;
                     (b)  whenever  the last day of any  Interest  Period  would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, PROVIDED THAT if such extension would cause the last day of such Interest Period to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and
                     (c) for purposes of determining  the Interest  Period for a
         Borrowing of Eurodollar Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; PROVIDED, HOWEVER, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.
         .SECTION 2.5. MATURITY OF LOANS;.  Each Loan shall mature and become due and payable by the Borrower on the Termination Date.
         .SECTION 2.6. PREPAYMENTS;.  (a) VOLUNTARY.  The Borrower shall have the privilege of
prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) in an amount not less than $100,000 in the case of Domestic Rate
Loans, and in an amount not less than $500,000 in the case of Eurodollar Loans and (ii) in an amount such that the minimum amount required for a Borrowing pursuant to Section 2.2 hereof remains outstanding) any Borrowing of Loans at any time on any Business Day upon prior notice to the Agent (which shall advise each Bank thereof promptly thereafter) by no later than 11:00 a.m. (Chicago time) (x) on the date three (3) Business Days prior to the date of each prepayment of a Eurodollar Loan and (y) on the date of each prepayment of a Domestic Rate Loan, such prepayment to be made by the payment of the principal amount to be prepaid and, in the case of Eurodollar Loans, any compensation required by Section 2.10 hereof.
           (b)  MANDATORY.   (i)   Concurrently   with  each  reduction  of  the
Commitments (whether voluntarily pursuant to Section 2.9 or otherwise) the Borrower shall prepay the Notes by the amount, if any, necessary so that the aggregate outstanding principal balance of the Notes shall not exceed the Commitments as so reduced, each such prepayment to be made by the payment of the principal amount to be prepaid, and, in the case of Eurodollar Loans, any compensation required by Section 2.10 hereof.
           (ii) The Borrower covenants and agrees that in the event that the outstanding principal amount of the Notes shall at any time and for any reason exceed the Available Borrowing Base as then determined and computed, the Borrower shall immediately upon the demand of the Agent or the Required Banks pay over the amount of the excess to the Agent for the account of the Banks as and for a mandatory prepayment on the Notes together with any compensation required by Section 2.10 hereof.
           (c)  REBORROWINGS.  Any  amount  paid or  prepaid  on the Loans on or before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.
         .SECTION 2.7. DEFAULT RATE;. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:
                     (a) with respect to any Domestic Rate Loan,  the sum of two percent (2%) PLUS the Domestic Rate from time to time in effect; and
                     (b) with  respect to any  Eurodollar  Loan,  the sum of two percent (2%) PLUS the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, at a rate per annum equal to the sum of two percent (2%) PLUS the Domestic Rate from time to time in effect.
         .SECTION 2.8. THE NOTES;. (a) The Loans made to the Borrower by a Bank shall be evidenced by a promissory note of the Borrower in the form of Exhibit A hereto. Each such promissory note as the same may from time to time be amended together with any notes executed in replacement thereof are hereinafter referred to individually as a "NOTE" and collectively as the "NOTES". Such Note shall be dated the date of issuance thereof and payable to the order of each Bank in the principal amount of its Commitment.
           (b) Each Bank shall record on its books or records or on a schedule to the Note held by it the amount of each Loan made by it to the Borrower, the Interest Period applicable thereto in the case of Eurodollar Loans, all payments of principal and interest and the principal balance from time to time outstanding thereon, in respect of any Eurodollar Loan, the interest rate applicable thereto, and, in respect of any Loan, the type of such Loan; PROVIDED THAT prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books or records of a Bank or on a schedule to any Note, shall be PRIMA FACIE evidence as to all such amounts; PROVIDED, HOWEVER, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon.
         .SECTION 2.9. COMMITMENT TERMINATIONS;.  (a) The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent to terminate without premium or penalty, in whole or in part, the Commitments, any partial termination to be in an amount not less than $2,000,000 or any larger amount that is an integral multiple of $1,000,000, and to reduce ratably the respective Commitments of each Bank; PROVIDED THAT the Commitments may not be reduced to an amount less than the aggregate principal amount of Loans then outstanding.
           (b) Upon the Agent's receipt of the proceeds of any sale or disposition of the Collateral, or any part thereof, applied to the Obligations pursuant to Section 10.4(c) of the Company Security Agreement or Section 10.4(c) of the Subsidiary Security Agreement, the Commitments shall automatically and without notice be ratably reduced (based on the Commitment of each Bank) by the amount of such proceeds.
           (c) Any termination of Commitments pursuant to this Section 2.9 may not be reinstated.
         .SECTION 2.10. FUNDING INDEMNITY;. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurodollar Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:
                     (a) any payment or  prepayment  of a  Eurodollar  Loan on a date other than the last day of its Interest Period,
                     (b)  any  failure   (because  of  a  failure  to  meet  the
         conditions of Section 7 or otherwise) by the Borrower to borrow a Eurodollar Loan on the date specified in a notice given pursuant to
         Section 2.3 hereof,
                     (c) any  failure  by the  Borrower  to make any  payment of principal on any Eurodollar Loan when due (whether by acceleration or otherwise), or
                     (d) any  acceleration  of the maturity of a Eurodollar Loan as a result of the occurrence of any Event of Default hereunder,

         then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate shall be conclusive absent manifest error.
 .SECTION 3. FEES, EXTENSIONS AND APPLICATIONS;.
         .SECTION 3.1. COMMITMENT FEE;. The Borrower shall pay to the Agent for the ratable account of the Banks a commitment fee at the rate of three-eighths of one percent (3/8 of 1%) per annum commencing September 30, 1997 (computed on the basis of a year of 360 days and the actual number of days elapsed) on the average daily unused portion of the maximum amount of the Commitments hereunder. Such commitment fee is payable in arrears on the last day of each March, June, September and December in each year (commencing September 30, 1997) and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the fees for the period to the date of such termination in whole shall be paid on the date of such termination.
         .SECTION 3.2. CLOSING FEE;. (a) The Borrower shall pay to the Agent for the benefit of each Bank which is not a "Bank" under the Original Credit Agreement, a closing fee in the amount equal to such Bank's Commitment on the date hereof multiplied by 1/8 of 1% (0.125%). (b) The Borrower shall pay to the Agent for the benefit of each Bank which is also a "BANK" under the Original Credit Agreement, a closing fee in the amount equal to such Bank's "Commitment" on the date hereof multiplied by 1/10th of 1% (0.1%).
         .SECTION 3.3. AGENT'S FEES;. The Borrower shall pay to the Agent for its own account an agent's fee as mutually agreed upon by the Borrower and the Agent.
         .SECTION 3.4. EXTENSION OF THE COMMITMENTS.; The Borrower shall have the option to request extensions to the Termination Date pursuant to this
Section 3.4. No less than 90 days prior to, but no more than 120 days prior to, September 30, 1998 (and, if the Termination Date has been extended pursuant to this Section 3.4, September 30 of each year thereafter), the Borrower may advise the Agent in writing of the Borrower's desire to extend the Termination Date for an additional 12 months and the Agent shall promptly notify the Banks of each such request. If the Borrower makes any such request, each Bank agrees to notify the Borrower and the Agent within 60 days of such request stating whether such Bank is declining or consenting to any such request, or consenting to such request subject to specified terms and conditions. In the event that a Bank fails to so notify the Agent and the Borrower during such period, such Bank shall be deemed to have refused the requested extension. In the event that each Bank is agreeable to such extension (it being understood that the Banks may accept or decline such a request in their sole discretion and on such terms as they may elect), the Borrower and the Banks shall enter into such documents as the Agent may reasonably deem necessary or appropriate to reflect such extension, and all costs and expenses incurred by the Agent in connection therewith (including attorneys' fees) shall be paid by the Borrower. In the event any Bank declines a request to extend the Termination Date as provided above, the Borrower shall have the option to require, at the Borrower's expense, such Bank to assign, at par plus accrued interest and fees, without recourse all of its interests, rights and obligations hereunder (including all of its Commitment and the Loans and other amounts at the time owing to it hereunder and its Note) to another Bank or to another bank, financial institution or other entity specified by the Borrower willing to provide such financing, PROVIDED that (i) such assignment shall not conflict with or violate any law, rule or regulation or order of any court or other governmental authority, (ii) the Borrower shall have received the written consent of the Agent to such assignment (which will not be unreasonably withheld), (iii) the Borrower shall have paid to the assigning Bank all monies other than such principal, interest and fees accrued and owing hereunder to it, and (iv) the assignment is entered into in accordance with the requirements of
Section 12.9 hereof.
         .SECTION 3.5. PLACE AND APPLICATION OF PAYMENTS;. All payments of principal of and interest on the Loans and all payments of fees and all other amounts payable under this Agreement shall be made to the Agent by no later than 1:00 p.m. (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) for the benefit of the Banks. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made in lawful money of the United States of America, in immediately available funds at the place of payment, without set-off or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.
         Anything contained herein to the contrary notwithstanding, all payments and collections received in respect of the indebtedness evidenced by the Notes, and all proceeds of the Collateral and payments or collections on any guaranties received, in each instance, by the Agent or any of the Banks after the occurrence of an Event of Default shall be remitted to the Agent and distributed as follows:
                     (a)  first,  to the  payment of any  outstanding  costs and expenses incurred by the Security Trustee or the Agent in monitoring, verifying, protecting, preserving or enforcing the Liens on the Collateral or in protecting, preserving or enforcing rights under this Agreement or any other Loan Document, and in any event including all costs and expenses of a character which the Borrower has agreed to pay to the Agent and the Security Trustee under Sections 9.5 and 12.12 hereof (such funds to be retained by the Agent or the Security Trustee, as the case may be for its own account unless it has previously been reimbursed for such costs and expenses by the Banks, in which event such amounts shall be remitted to the Banks to reimburse them for payments therefor made to the Agent or the Security Trustee);
                     (b) second,  to the payment of any outstanding  interest or other fees or amounts due under the Notes or this Agreement other than for principal, ratably as among the Agent and the Banks in accord with the amount of such interest and other fees or amounts owing each;
                     (c) third,  to the payment of the  principal  of the Notes, pro rata as among the Banks in accord with the then respective unpaid principal balances thereof;
                     (d)  fourth,  to the Agent and the Banks  ratably in accord with the amounts of any other indebtedness, obligations or liabilities of the Borrower owing to each of them and secured by the Collateral Documents unless and until all such indebtedness, obligations and liabilities have been fully paid and satisfied;
                     (e) fifth,  to the Borrower or whoever the  Required  Banks reasonably determine to be
         lawfully entitled thereto.
 .SECTION 4. THE COLLATERAL AND GUARANTIES;.
         .SECTION 4.1. THE COLLATERAL;.  The Notes and the other  obligations of the Borrower hereunder and under the other Loan Documents shall be secured by valid and perfected first priority Liens pursuant to the Company Security Agreement and the Subsidiary Security Agreement in favor of the Security Trustee for the benefit of the Banks and the Note Purchasers and the Subordinated Note Purchasers (with the priority as between such creditors as set forth in such Collateral Documents) on all of the Borrower's and each of its Restricted Subsidiaries' (other than the Insurance Subsidiary's) now existing and hereafter arising or acquired accounts, general intangibles, instruments, documents, chattel paper, investment property, inventory, equipment and other goods together with all records and proceeds relating thereto as well as on all capital stock or other equity interests of each Restricted Subsidiary (other than the Insurance Subsidiary as to which 65% of the capital stock shall be subject to such Lien) and all proceeds thereof. The Borrower covenants and agrees that it will, and will cause each of such Restricted Subsidiaries to, comply with all terms and conditions of each of the Collateral Documents and that it will, and will cause each of its Restricted Subsidiaries to, at any time and from time to time, at the request of the Agent or the Required Banks, execute and deliver such instruments and documents and do such acts and things as the Agent or the Required Banks may reasonably request in order to provide for or protect or perfect the Lien of the Security Trustee in the Collateral.
         .SECTION 4.2. SUBSIDIARY GUARANTIES.; Payment of the Notes and the other obligations of the Borrower hereunder and under the other Loan Documents shall at all times be guarantied by each of the Restricted Subsidiaries (other than the Insurance Subsidiary) pursuant to that certain Amended and Restated
Guaranty Agreement dated as of June 30, 1997, issued by the Restricted Subsidiaries and otherwise in form and substance satisfactory to the Agent and the Banks (such guaranty agreement as the same may from time to time be amended, together with any supplements thereto delivered pursuant to the terms thereof is hereinafter referred to as the "SUBSIDIARY GUARANTY AGREEMENT").
 .'SECTION 5. DEFINITIONS; INTERPRETATION';.
         .SECTION 5.1. DEFINITIONS;. The following terms when used herein have the following meanings:
         "ADJUSTED LIBOR" is defined in Section 2.1(b) hereof.
         "AFFILIATE" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock (determined by number of shares or by number of votes) of the Borrower or (iii) 5% or more of the Voting Stock (determined by number of shares or by number of votes) (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Borrower or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.
         "AGENT" means Harris Trust and Savings Bank and any successor pursuant to Section 11.8 hereof.
         "AVAILABLE BORROWING BASE" means, as of any time the same is to be determined, the Borrowing Base less the principal amount then outstanding under the Note Purchase Agreements.
         "BANK" means each bank signatory hereto and each assignee bank or other financial institution pursuant to Section 12.9(c) hereof.
         "BORROWER" means World Acceptance Corporation, a South Carolina corporation.
         "BORROWING" means the total of Loans of a single type made by one or more Banks to the Borrower on a single date and, with respect to Eurodollar Loans, for a single Interest Period. Borrowings of Loans are made ratably from each of the Banks according to their Commitments. A Borrowing is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loan to another, all as determined in accordance with this Agreement.
         "BORROWING BASE" means, as of any time it is to be determined, the sum of:
                     (a) the product of 85%  multiplied  by the remainder of (x)
         the then outstanding unpaid amount of Eligible Finance Receivables, other than Eligible Finance Receivables consisting of instruments not in the possession of the Security Trustee MINUS (y) all unearned finance charges applicable to such Eligible Finance Receivables; PLUS
                     (b) the  lesser  of (i)  $15,000,000,  (ii)  11.11%  of the product determined in accordance with clause (a) above or (iii) the product of 50% multiplied by the remainder of (x) the then outstanding unpaid amount of Eligible Finance Receivables consisting of instruments not in the possession of the Security Trustee MINUS (y) all unearned finance charges applicable to such Eligible Finance Receivables. "BUSINESS DAY" means any day other than a Saturday or Sunday on which
Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurodollar Loan, on which banks are dealing in United States Dollar deposits in the interbank market in London, England.
         "CAPITALIZED LEASE" means any lease the obligation for Rentals with respect to which is required to be capitalized on the balance sheet of the lessee in accordance with GAAP.
         "CAPITALIZED RENTALS" of any Person means, as of the date of any determination thereof, the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be required to be reflected under GAAP as a liability on the balance sheet of such Person.
         "CODE" means the Internal Revenue Code of 1986, as amended and any successor statute thereto.
         "COLLATERAL" means all properties, rights, interests and privileges from time to time subject to the Liens granted to the Security Trustee for the benefit of the Banks pursuant to the Collateral Documents.
         "COLLATERAL DOCUMENTS" means the Company Security Agreement, the Subsidiary Security Agreement and all other security agreements, financing statements and other documents as shall from time to time secure the Notes or any other Obligations of the Borrower or any Subsidiary hereunder or under any other Loan Document.
         "COMMITMENTS" is defined in Section 1.1 hereof.
         "COMPANY SECURITY AGREEMENT" means that certain Amended and Restated Security Agreement, Pledge and Indenture of Trust dated as of June 30, 1997, between the Borrower and the Security Trustee which shall be satisfactory to the Agent and the Banks, as the same may from time to time be amended.
         "CONSOLIDATED ADJUSTED NET WORTH" at any date means:
                     (a) as to any  corporation,  the  amount of  capital  stock liability plus (or minus in the case of a deficit) the capital surplus and earned surplus of the Borrower and its Restricted Subsidiaries on a consolidated basis, and as to any partnership or limited liability company, the capital account of the Borrower and its Restricted Subsidiaries on a consolidated basis; less (without duplication)
                     (b)  the net  book  value,  after  deducting  any  reserves applicable thereto, of all items of the following character which are included in the assets of the Borrower and its Restricted Subsidiaries, to wit:
                              (i) all real property,  fixed assets,  unamortized
                     leasehold   improvements   and   furniture,   fixtures  and
                     equipment other than property held for immediate sale, lease or other liquidation which has been held by the Borrower or a Restricted Subsidiary for less than 90 days;
                              (ii) all  deferred  charges  (other than  deferred
                     Federal income taxes and deferred investment tax credits) and prepaid expenses other than prepaid interest, prepaid taxes and prepaid insurance premiums;
                              (iii) treasury stock;
                              (iv)  unamortized  debt  discount and  capitalized
                     expense and unamortized stock discount and capitalized expense;
                              (v)  good  will,  organizational  or  experimental
                     expense, patents, trademarks, copyrights, trade names and other intangibles;
                              (vi) Minority Interests;
                              (vii) "direct loan origination costs" as set forth
                     in FASB 91;
                              (viii) all Restricted Investments;
                              (ix) the excess, if any, of (A) net charge-offs of
                     the Borrower and its Restricted

                     Subsidiaries over the twelve-month period ending with such date over (B) reserves for credit losses of the Borrower and its Restricted Subsidiaries as at such date; and
                              (x) any surplus resulting from any write-up in the
                     book value of assets of the Borrower or any Restricted Subsidiary subsequent to March 31, 1997.
         "CONSOLIDATED NET INCOME" for any period shall mean the gross revenues of the Borrower and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:
                     (a) any gains or losses on the sale or other disposition of investments or fixed or capital assets, and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;
                     (b) the proceeds of any life insurance policy;
                     (c) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;
                     (d) net earnings and losses of any Person (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner, realized by such other Person prior to the date of such acquisition;
                     (e) net earnings and losses of any Person (other than a Restricted Subsidiary) with which the Borrower or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Borrower or a Restricted Subsidiary prior to the date of such consolidation or merger;
                     (f) net earnings of any business entity (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Borrower or such Restricted Subsidiary in the form of cash distributions;
                     (g) any portion of the net earnings of any Restricted Subsidiary (other than the Insurance Subsidiary) which for any reason is unavailable for payment of dividends to the Borrower or any other Restricted Subsidiary;
                     (h) earnings resulting from any reappraisal, revaluation or write-up of assets;
                     (i) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;
                     (j) any gain arising from the acquisition of any Securities of the Borrower or any Restricted Subsidiary;
                     (k) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall have been made from income arising during such period; and
                     (l) any portion of the net earnings of the Insurance Subsidiary in excess of $500,000 (on a cumulative basis) which has not actually been distributed to the Borrower in the form of cash. "CONSOLIDATED NET WORTH" means, as of the date of any determination thereof, the total assets of the Borrower and its Restricted Subsidiaries less the total liabilities of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP.
         "CONSOLIDATED  TANGIBLE  NET  WORTH"  means,  as of  the  date  of  any determination thereof, Consolidated Net Worth less intangible assets of the Borrower and its Restricted Subsidiaries determined in accordance with GAAP.
         "CONTROLLED GROUP" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.
         "DEFAULT" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.
         "DETERMINATION DATE" means the last day of the fiscal quarter of the Borrower occurring after the date of this Agreement in which the Borrower has maintained a Consolidated Tangible Net Worth in excess of $42,000,000 at the end of such fiscal quarter.

         "DOMESTIC RATE" is defined in Section 2.1(a) hereof.
         "DOMESTIC RATE LOAN" means a Loan bearing interest at the rate specified in Section 2.1(a) hereof.
         "EBIT" for any period shall mean the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period and (iii) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Borrower and its Restricted Subsidiaries.
         "ELIGIBLE FINANCE RECEIVABLES" means and includes each Finance Receivable of the Borrower or any Restricted Subsidiary (excluding any Insurance Subsidiary) that:
                     (a) is payable in U.S.  dollars  and is the valid,  binding and legally enforceable obligation of the debtor obligated thereon and such debtor is not (i) an Affiliate of the Borrower or of any Restricted Subsidiary, (ii) a shareholder, director, officer or employee of the Borrower or of any Restricted Subsidiary or of any Affiliate of the Borrower or any Restricted Subsidiary, (iii) the United States of America or any department, agency or instrumentality thereof unless the Borrower or such Restricted Subsidiary has complied with the Assignment of Claims Act to the satisfaction of the Agent,
         (iv) a debtor under any proceeding under the United States Bankruptcy Code or any other comparable bankruptcy or insolvency law applicable under the law of any other country or political subdivision thereof, or
         (v) an assignor for the benefit of creditors;
                     (b) is  assignable  and not  evidenced by an  instrument or chattel paper unless the same has been endorsed and delivered to the Security Trustee (except that, until a Default or Event of Default has occurred and is continuing and thereafter until otherwise notified by the Security Trustee pursuant to the Company Security Agreement or the Subsidiary Security Agreement, as appropriate, the same shall not be required to be delivered to the Security Trustee if a legend shall have been placed thereon in accordance with the Company Security Agreement or the Subsidiary Security Agreement, as appropriate);
                     (c) is subject to a perfected, first priority Lien pursuant to the Company Security Agreement or the Subsidiary Security Agreement, as appropriate, in favor of the Security Trustee for the benefit of the Banks (except that, in the case of instruments referred to in clause
         (b) above, the same need not be perfected until the Security Trustee requests delivery of the same in accordance with the Company Security Agreement or the Subsidiary Security Agreement, as appropriate), and is free and clear of any other Lien other than the Lien in favor of the Note Purchasers and the Subordinated Note Purchasers and Liens permitted under Sections 8.11(e) and 8.11(g) of this Agreement;
                     (d) is net of any credit or allowance given by the Borrower or such Restricted Subsidiary to such account debtor;
                     (e) is not  subject to any  offset,  counterclaim  or other defense with respect thereto;
                     (f) is not owed by an account  debtor who is  obligated  on accounts owed to the Borrower or such Restricted Subsidiary any portion of which is unpaid more than 60 days after the contractual due date (which must be issued in accordance with the Borrower's or such Restricted Subsidiary's business practices in effect as of the date hereof) unless the Agent has approved the continued eligibility thereof; and
                     (g) is subject  to loan and  security  documentation  which complies in all respects with all applicable federal, state and local laws, rules and regulations.
         "ENVIRONMENTAL LEGAL REQUIREMENT" shall mean any international, Federal, state or local statute, law, regulation, order, consent decree, judgment, permit, license, code, covenant, deed restriction, common law, treaty, convention, ordinance or other requirement relating to public health, safety or the environment, including without limitation, those relating to releases, discharges or emissions to air, water, land or ground water, to the withdrawal or use of groundwater, to the use and handling of polychlorinated biphenyls or asbestos, to the disposal, treatment, storage or management of hazardous or solid waste, or Hazardous Substances or crude oil, or any fraction thereof, or to exposure to toxic or hazardous materials, to the handling, transportation, discharge or release of gaseous or liquid Hazardous Substances and any regulation, order, notice or demand issued pursuant to such law, statute or ordinance, in each case applicable to the property of the Borrower or any of its Subsidiaries or the operation, construction or modification of any thereof, including, without limitation, the following: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984, the Hazardous Materials Transportation Act, as amended, the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1976, the Safe Drinking Water Control Act, the Clean Air Act of 1966, as amended, the Toxic Substances Control Act of 1976, the Occupational Safety and Health Act of 1977, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, the National Environmental Policy Act of 1975 and the Oil Pollution Act of 1990 and any similar or implementing state law, and any state statute and any further amendments to these laws, providing for financial responsibility for cleanup or other actions with respect to the release or threatened release of Hazardous Substances or crude oil, or any fraction thereof and all rules, regulations, guidance documents and publication promulgated thereunder.
         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute.
         "EURODOLLAR LOAN" means a Loan bearing interest at the rate specified in Section 2.1(b) hereof.
         "EURODOLLAR MARGIN" is defined in Section 2.1(b) hereof.
         "EURODOLLAR RESERVE PERCENTAGE" is defined in Section 2.1(b) hereof. "EVENT OF DEFAULT" means any of the events or circumstances specified in Section 9.1 hereof.
         "FINANCE RECEIVABLE" means each Receivable of the Borrower or any Restricted Subsidiary which arises in the ordinary course of its finance company business and represents amounts due in respect of loans made by the Borrower or such Restricted Subsidiary to the debtor obligated thereon.
         "FIXED CHARGES" for any period means, on a consolidated basis, the sum of (i) all Rentals (other than Capitalized Rentals) payable during such period by the Borrower and its Restricted Subsidiaries, and (ii) all Interest Charges on all Indebtedness (including the interest component of Capitalized Rentals) of the Borrower and its Restricted Subsidiaries.
         "GAAP" means generally acceptable accounting principles at the time in the United States.
         "GOVERNING DOCUMENTS" shall mean collectively the charter instruments, by-laws, partnership agreements, operating agreements and other similar documents prescribing the internal governance of each Restricted Subsidiary.
         "GUARANTIES" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation, of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for Borrowed Money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for Borrowed
Money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.
         "HAZARDOUS SUBSTANCES" means any hazardous or toxic material, substance or waste pollutant or contaminant which is regulated as such under any statute, law, ordinance, rule or regulation of any Federal, regional, state or local authority having jurisdiction over the property of the Borrower or any Subsidiary or its use, including but not limited to any material, substance or waste which is:
(a) defined as a hazardous substance under Section 311 of the Federal Water Pollution Control Act (33 U.S.C. ss.1317), as amended; (b) regulated as a hazardous waste under Section 1004 of the Federal Resource Conservation and Recovery Act (42 U.S.C. ss.6901 ET SEQ.), as amended; (c) defined as a hazardous substance under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, (d) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any of the foregoing statutes or (e) petroleum or products derived therefrom.
         "INDEBTEDNESS" of any Person means and includes all obligations of such Person which in accordance with GAAP should be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals (v) all obligations of such Person on or with respect to letters of credit, bankers' acceptances and other extensions of credit whether or not representing obligations for borrowed money and (vi) Guaranties of obligations of others of the character referred to in this definition.
         "INDEBTEDNESS FOR BORROWED MONEY" of any Person means (a) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets, (b) all Capitalized Rentals of such Person, and (c) all Guaranties by such Person of Indebtedness for Borrowed Money of others, it being understood that Indebtedness for Borrowed Money shall not include trade payables in the ordinary course of business.
         "INSURANCE SUBSIDIARY" means any one Subsidiary (i) which is organized under the laws of the British Virgin Islands or such other jurisdiction as shall be consented to in writing by the Required Banks; (ii) which conducts substantially all of its business and has substantially all of its assets within the British Virgin Islands or such other jurisdiction as shall be consented to in writing by the Required Banks; (iii) of which 100% (by number of votes) of the Voting Stock (except for directors' qualifying shares) is owned by the Borrower; and (iv) which is engaged in the business of reinsuring the credit insurance written by the Subsidiaries of the Borrower.
         "INTEREST CHARGES" for any period means all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.
         "INTEREST PERIOD" is defined in Section 2.4 hereof.
         "INVESTMENTS" means all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; PROVIDED, HOWEVER, that "INVESTMENTS" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.
         "JUNIOR SUBORDINATED DEBT" means all unsecured Indebtedness for Borrowed Money of the Borrower which (i) pursuant to its terms matures on a date later than the Termination Date or such later date required by the terms of the Subordinated Note Purchase Agreement to constitute "JUNIOR SUBORDINATED DEBT" thereunder and (ii) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit B-2 hereto but with appropriate adjustments therein so as to provide that such Junior Subordinated Debt be subordinate and junior to all Senior Debt and Senior Subordinated Debt (but not to any other Indebtedness of the Borrower) rather than only to Senior Debt or such other provisions as may be approved in writing by the Banks and, to the extent applicable, the other holders of the Senior Debt and the holders of the Senior Subordinated Debt (exclusive of any Senior Debt or Senior Subordinated Debt held by a Subsidiary or other Affiliate).
         "LENDING OFFICE" is defined in Section 10.4 hereof.
         "LIBOR" is defined in Section 2.1(b) hereof.

         "LIEN" means any interest in Property securing an obligation owed to a Person, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest arising from a mortgage, security agreement, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "LIEN" includes reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other similar title exceptions and encumbrances, including but not limited to mechanics', materialmen's, warehousemen's, carriers' and other similar encumbrances, affecting Property. For the purposes of this Agreement, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.
         "LOAN" means and includes loans made under the Revolving Credit, and each of them singly, and the term "TYPE" of Loan refers to its status as a Domestic Rate Loan or Eurodollar Loan.
         "LOAN DOCUMENTS" means this Agreement, the Notes, the Subsidiary Guaranty Agreement and the Collateral Documents.
         "MARGIN STOCK" means "MARGIN STOCK" as defined in Regulation U of the Board of Governors of the Federal Reserve System.
         "MINORITY INTERESTS" means any shares of stock, partnership interests, membership interests or other equity interests of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Borrower and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, by valuing Minority Interests constituting common stock at the book value of the capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock, and by valuing Minority Interests constituting partnership or limited liability company membership interests at the book value of such interest.
         "MOODY'S" shall mean Moody's Investors Service, Inc.
         "MULTIEMPLOYER PLAN" shall have the same meaning as in ERISA.
         "NET INCOME AVAILABLE FOR FIXED CHARGES" for any period means the sum of (i) Consolidated Net Income during such period plus (to the extent deducted in determining Consolidated Net Income), (ii) all provisions for any Federal, state or other income taxes made by the Borrower and its Restricted Subsidiaries during such period and (iii) Fixed Charges of the Borrower and its Restricted Subsidiaries during such period.
         "NOTES" is defined in Section 2.8 hereof.
         "NOTE PURCHASE AGREEMENTS" shall mean, collectively, the separate Amended and Restated Note Agreements, each dated as of June 30, 1997, as amended from time to time between the Borrower and the respective note purchasers named therein.
         "NOTE PURCHASERS" means the Purchasers as defined in the Note Purchase Agreements.
         "OBLIGATIONS" means all unpaid principal of and accrued and unpaid interest on the Notes, all accrued and unpaid fees and all other obligations of the Borrower or any Subsidiary to the Banks or any Bank or the Agent or the Security Trustee arising under the Loan Documents.
         "OPERATING MARGIN" means, as of the date of any determination thereof, the sum of the pretax net operating income of the Borrower and its Restricted Subsidiaries plus amortization of intangible assets of the Borrower and its Restricted Subsidiaries divided by the total revenue of the Borrower and its Restricted Subsidiaries, in each case, determined on a consolidated basis in accordance with GAAP.
         "PBGC" is defined in Section 6.12 hereof.
         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.
         "PLAN" means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group has any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4064 of ERISA.
         "PLEDGED COLLATERAL" shall have the meaning as defined in the Company Security Agreement or the Subsidiary Security Agreement, as the context may require.
         "PROPERTY" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.
         "RECEIVABLE" means all accounts receivable, receivables, contract rights, controls, instruments, notes, drafts, bills, acceptances, documents, chattel paper, general intangibles and all other forms of obligations owing to a Person.
         "RENTALS" means, as of the date of any determination thereof, all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the Property) payable by the Borrower or a Restricted Subsidiary, as lessee or sublessee, under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Borrower or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.
         "REQUIRED BANKS" means, as of the date of determination thereof, those Banks holding at least 66 2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, those Banks holding at least 66 2/3% in aggregate principal amount of the Loans outstanding hereunder.
         "RESTRICTED INVESTMENTS" means all Investments other than the Investments permitted by paragraphs (a) through (f), both inclusive, of Section
8.18 hereof.
         "RESTRICTED SUBSIDIARY" means the Insurance Subsidiary, if any, and any other Subsidiary (i) which is organized under the laws of the United States or any State thereof; (ii) which conducts substantially all of its business and has substantially all of its assets within the United States; and (iii) of which 100% (by number of votes) of the Voting Stock is owned by the Borrower and/or one or more Restricted Subsidiaries.
         "REVOLVING CREDIT" is defined in Section 1.1 hereof.
         "S&P" shall mean Standard & Poor's Ratings Services Group, a division of The McGraw-Hill Companies, Inc.
         "SECURITY" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.
         "SECURITY TRUSTEE" means Harris Trust and Savings Bank, an Illinois banking corporation, and its successors and assigns under the Company Security Agreement and the Subsidiary Security Agreement.
         "SENIOR DEBT" shall mean (i) the Senior  Notes,  (ii) the Voyager Note,
(iii) all other Indebtedness for Borrowed Money of the Borrower which is not expressed to be subordinate or junior to any other Indebtedness of the Borrower and (iv) all Indebtedness for Borrowed Money of Restricted Subsidiaries (other than the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Guaranty Agreement).
         "SENIOR NOTES" means the Notes and the Senior Secured Notes.
         "SENIOR SECURED NOTES" means the Senior Secured Notes due December 1, 1999, issued in the original aggregate principal amount of $20,000,000 pursuant to the Note Purchase Agreements, as reduced by principal payments thereon, as such notes may from time to time be amended pursuant to the terms thereof and of the Note Purchase Agreements, and any notes issued in replacement therefor.
         "SENIOR  SUBORDINATED DEBT" means (i) the Senior Subordinated Notes and
(ii) all other unsecured  Indebtedness  for Borrowed Money of the Borrower which
(x) pursuant to its terms matures on a date later than the Termination Date or such later date required by the terms of the Subordinated Note Purchase Agreement to constitute "SENIOR SUBORDINATED DEBT" thereunder and (y) contains or has applicable thereto subordination provisions substantially in the form set forth in Exhibit B-1 hereto or such other provisions as may be approved in writing by the Banks and, to the extent required by the applicable contract terms, the other holders of the Senior Debt and the holders of the Senior Subordinated Notes (exclusive of any Senior Debt or any Senior Subordinated Notes held by a Subsidiary or other Affiliate).
         "SENIOR SUBORDINATED NOTES" shall mean the Senior Subordinated Secured Notes of the Borrower in the aggregate original principal amount of $10,000,000 issued pursuant to the Subordinated Note Purchase Agreement.
         "SET-OFF" is defined in Section 12.6 hereof.
         "SUBORDINATED NOTE PURCHASE AGREEMENT" means that certain Note Agreement dated as of June 30, 1997, between the Borrower and Principal Mutual Life Insurance Company, as the purchaser signatory thereto, as the same may from time to time be further amended pursuant to the terms thereof.
         "SUBORDINATED NOTE PURCHASERS" means the Purchaser(s) as defined in the Subordinated Note Purchase Agreement.
         "SUBSIDIARY" means any corporation or other entity of which more than fifty percent (50%) of the outstanding Voting Stock or comparable equity interests (including interests as a limited partner in a limited partnership) is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.
         "SUBSIDIARY GUARANTY AGREEMENT" is defined in Section 4.2 hereof. "SUBSIDIARY SECURITY AGREEMENT" means that certain Amended and Restated
Security Agreement, Pledge, and Indentures of Trust dated as of June 30, 1997, among each of the Restricted Subsidiaries (other than the Insurance Subsidiary) and the Security Trustee which shall be satisfactory to the Agent and the Banks, as the same may from time to time be amended.
         "SUBSIDIARY SENIOR SUBORDINATED GUARANTY AGREEMENT" means the Guaranty Agreement dated as of June 30, 1997, of each Restricted Subsidiary (other than Insurance Subsidiary) for the benefit of the holders of the Senior Subordinated Notes and as the same may from time to time be amended pursuant to the terms thereof.
         "TERMINATION DATE" shall mean September 30, 1999, or such later date to which the Commitments are extended pursuant to Section 3.4 hereof, or such earlier date on which the Commitments are terminated in whole pursuant to Sections 2.9, 9.3 or 9.4 hereof.
         "TRIGGER DATE" means the last day of the fiscal quarter of the Borrower occurring after the date of this Agreement in which the Borrower has maintained
(i) a Consolidated Tangible Net Worth in excess of $42,000,000 throughout such fiscal quarter and (ii) an Operating Margin in excess of 25% throughout the four consecutive fiscal quarter period ending on such date.
         "UNFUNDED VESTED LIABILITIES" means, with respect to any Plan at any time, the amount (if any) by which the present value of all vested nonforfeitable accrued benefits under such Plan exceeds the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.
         "UNRESTRICTED SUBSIDIARY" means any Subsidiary which is not a Restricted Subsidiary.
         "VOTING STOCK" means Securities, or other equity interests, of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).
         "VOYAGER NOTE" means the 10% Senior Debenture of the Borrower, dated October 23, 1989, payable to Voyager Life Insurance Company, without taking into account any amendment thereof other than any amendment which extends the maturity date thereof.
         "WEINGARTEN LIEN" means the Lien of Weingarten Realty Investors as in effect on the date of this Agreement and as reflected on the UCC-1 financing statement filed with the Secretary of State of the State of Texas on August 21, 1989 against World Finance Corporation of Texas under document number 189822 and continued by the UCC-3 financing statement filed with the Secretary of State of the State of Texas on July 15, 1994 under document number 685105.
         "WELFARE  PLAN"  means a  "WELFARE  PLAN," as said term is  defined  in
Section 3(1) of ERISA.
         "WHOLLY-OWNED" means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) or other comparable equity interests shall be owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.
         .SECTION 5.2. INTERPRETATION;. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP.
 .SECTION 6. REPRESENTATIONS AND WARRANTIES;.
         The Borrower represents and warrants to the Banks as follows:
         .SECTION 6.1. ORGANIZATION AND QUALIFICATION;. The Borrower is duly organized and validly existing in good standing under the laws of the State of South Carolina, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business conducted or the nature of the Property owned or leased by it makes such licensing or qualification necessary.
         .SECTION 6.2. SUBSIDIARIES;. Each Subsidiary is a corporation, partnership, limited liability company or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated or organized, has full and adequate corporate or other power to carry on its business as conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of its business as now conducted or proposed to be conducted or the nature of the Property owned or leased by it makes such licensing or qualification necessary. Schedule 6.2 hereto identifies each Subsidiary of the Borrower as of the date hereof, the jurisdiction of its organization, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock or other equity interests and the number of shares or units of each class issued and outstanding. All of the issued and outstanding shares of capital stock or other equity interest of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares are owned, beneficially and of record, by the Borrower or the relevant Restricted Subsidiary, all as set forth on said Schedule 6.2, free of any Lien except for Lien granted to the Security Trustee under the Company Security Agreement and, to the extent applicable, Subsidiary Security Agreement and Liens permitted pursuant to Sections 8.11(e) and 8.11(g) hereof. As of the date hereof, each Subsidiary is a Restricted Subsidiary. There are no outstanding commitments or other obligations of any Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of any Subsidiary.
         .SECTION 6.3. CORPORATE AUTHORITY AND VALIDITY OF OBLIGATIONS;. The Borrower has full right and authority to enter into the Loan Documents to which it is a party, to make the borrowings herein provided for, to grant to the Security Trustee, for the benefit of the Banks, the Liens described in the Collateral Documents, to issue its Notes and to perform all of its obligations hereunder and under the other Loan Documents. Each Restricted Subsidiary has full right and authority to enter into the Loan Documents entered into by it, to grant to the Security Trustee, for the benefit of the Banks, the Liens described in the Collateral Documents to which it is a party and to perform all of its obligations thereunder and under the other Loan Documents. The Loan Documents delivered by the Borrower, and by each Restricted Subsidiary, have been duly authorized, executed and delivered by such Person and constitute valid and binding obligations of such Person enforceable in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law) and to the discretion of the court before which any proceedings may be brought; and the Loan Documents do not, nor does the performance or observance by the Borrower or any Restricted Subsidiary of any of the matters or things herein or therein provided for, contravene any provision of law or any charter or by-law provision of the Borrower or any Subsidiary or any covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective

Properties.
         .SECTION 6.4. NOT AN INVESTMENT COMPANY;. Neither the Borrower nor any Subsidiary is an "INVESTMENT COMPANY" within the meaning of the Investment Company Act of 1940, as amended.
        .'SECTION 6.5. USE OF PROCEEDS; MARGIN STOCK';. The Loans hereunder shall be used by the Borrower for general working capital purposes. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U, G or X of the Board of Governors of the Federal Reserve System.
         .SECTION 6.6. FINANCIAL REPORTS;. The consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as at March 31, 1997, and the related statements of consolidated earnings, consolidated changes in shareholders' equity and consolidated cash flows of the Borrower and its Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of KPMG Peat Marwick, independent public accountants, have been prepared in accordance with GAAP applied on a consistent basis and fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such dates and the consolidated results of their operations and cash flows for the periods then ended.
         .SECTION 6.7. NO MATERIAL ADVERSE CHANGE;. Since March 31, 1997, there has been no change in the condition, financial or otherwise, or business prospects of the Borrower and its Subsidiaries except changes in the ordinary course of business, none of which individually or in the aggregate have been materially adverse.
         .SECTION 6.8. LITIGATION;. Except as disclosed on Schedule 6.8 attached hereto, there is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which if adversely determined would (a) impair the validity or enforceability of, or impair the ability of the Borrower or any Restricted Subsidiary to perform its obligations under, this Agreement or any other Loan Document or (b) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and its Subsidiaries taken as a whole.
         .SECTION 6.9. TAXES;. All tax returns required to be filed by the Borrower or any Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Borrower or any Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. The Borrower does not know of any proposed additional tax assessment against it for which adequate provision in accordance with GAAP has not been made on its accounts. The Federal income tax liability of the Borrower and its Subsidiaries has either been finally determined by the Internal Revenue Service and satisfied for all taxable years up to and including the taxable year ended December 31, 1993, or the applicable statute of limitations therefor has expired and, except as disclosed on Schedule 6.9 attached hereto, no material controversy in respect of additional income taxes due since said date is pending or to the knowledge of the Borrower threatened. Adequate provisions in accordance with GAAP for taxes on the books of the Borrower and each Subsidiary have been made for all open years, and for its current fiscal period.
         .SECTION 6.10. APPROVALS;. No authorization, consent, license, or exemption from, or filing or registration with, any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Restricted Subsidiary of this Agreement or any of the other Loan Documents.
         .SECTION 6.11. INDEBTEDNESS AND LIENS;. Schedule 6.11 attached hereto correctly describes all Indebtedness for Borrowed Money of the Borrower and its Subsidiaries outstanding as of the date hereof. There are no Liens on any of the Property of the Borrower or any Subsidiary, except those which are permitted by Section 8.11 of this Agreement.
         .SECTION 6.12. ERISA;. The Borrower and each Subsidiary are in compliance in all material respects with ERISA, to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency. As of

December 31, 1996, the liability of the Borrower and its Subsidiaries to PBGC in respect of Unfunded Vested Liabilities would not have been in excess of $0 if all employee pension benefit plans maintained by the Borrower and its Subsidiaries had been terminated as of such date. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA and liability for post-retirement medical and life insurance benefits.
         .SECTION 6.13. MATERIAL AGREEMENTS;. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default might have a material adverse effect on the business, properties or assets, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) any agreement or instrument evidencing or governing Indebtedness.
         .SECTION 6.14. COMPLIANCE WITH LAWS;. (a) ENVIRONMENTAL. (i) The business and operation of the Borrower and its Subsidiaries comply in all respects with all applicable Environmental Legal Requirements, except to the extent that such noncompliance would not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
         (ii) Neither the Borrower nor any Subsidiary has given, nor should it give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) the Borrower or such Subsidiary has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Borrower's or such Subsidiary's property, facilities, equipment or vehicles; (iii) the Borrower or such Subsidiary may be or is liable, in whole or in part, for the costs or cleaning up, remediating or responding to a release of Hazardous Substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); (iv) any of the Borrower's or such Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), except to the extent that such violation, release, liability or Lien could not have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
         (b) OTHER LAWS. The Borrower and its Subsidiaries are in compliance with all other federal, state and local laws, rules and regulations applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary (including without limitation all applicable state consumer credit and protection laws, the Federal Fair Credit Reporting Act, the Federal Truth In Lending Act, the Federal Fair Debt Collection Practices Act, laws regulating shall loan companies, the Occupational Safety and Health Act of 1970 and the Americans with Disabilities Act of 1990), non-compliance with which could have a material adverse effect on the business, operations, properties, assets or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.
         .SECTION 6.15. FULL DISCLOSURE.;  The financial  statements referred to in Section 6.6 do not, nor do the written statements or information, if any, furnished by the Borrower to any Bank in connection with the negotiation of or its participation in this Agreement contain any untrue statement of a material fact or omit a material fact necessary to make the material statements contained therein not misleading.
         .SECTION 6.16. NO DEFAULTS.; No Default or Event of Default has occurred and is continuing.
         .SECTION 6.17. NOTE PURCHASE AGREEMENTS;. All representations and warranties of the Borrower set forth in the Note Purchase Agreements and the Subsidiary Note Purchase Agreement are true and correct.
 .SECTION 7. CONDITIONS PRECEDENT;.
         The obligation of the Banks to make any Loan or any other financial accommodation hereunder shall be subject to the following conditions precedent to the satisfaction of the Agent and the Required Banks:
         .SECTION 7.1. INITIAL BORROWING;. Prior to the making of the initial Borrowing hereunder:
                     (a) The Agent shall have received for each Bank the favorable written opinions of Robinson, Bradshaw & Hinson, P.A., counsel to the Borrower and World Finance Corporation of South Carolina, WFC of South Carolina, Inc., World Acceptance Corporation of Alabama, World Acceptance Corporation of Missouri, World Finance Corporation of Illinois and World Finance Corporation of New Mexico and of local counsel to World Finance Corporation of Georgia, World Finance Corporation of Louisiana, World Acceptance Corporation of Oklahoma, Inc., World Finance Corporation of Tennessee, World Finance Corporation of Texas and WFC Limited Partnership, in form and substance satisfactory to the Required Banks;
                     (b) The Agent shall have received for each Bank (i) certified copies of resolutions of the Board of Directors of the Borrower and of each Restricted Subsidiary authorizing the execution and delivery of this Agreement and the other Loan Documents to which it is a party, indicating the authorized signers of this Agreement and the other Loan Documents and all other documents relating thereto, the persons authorized to request Borrowings hereunder and to select the interest rate options with respect thereto and the specimen signatures of such signers, and (ii) one original certificate of good standing (with copies for each Bank) certified by the appropriate governmental officer in the jurisdiction of the Borrower's and each Restricted Subsidiaries' incorporation and each state in which it is authorized to do business as a foreign corporation;
                     (c) The Agent shall have received for the Banks this Agreement, the Notes, the Subsidiary Guaranty Agreement and the Collateral Documents, together with any financing statements requested by the Agent in connection therewith;
                     (d) The Agent shall have received for the Banks copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the other Loan Documents; and
                     (f) The Agent shall have received for the account of the Banks a borrowing base certificate in the form attached hereto as Exhibit C showing the computation of the Available Borrowing Base as of the close of business on May 31, 1997.
                     (g) All conditions precedent under Section 4 of the Note Purchase Agreements and under Section 4 of the Subordinated Note Purchase Agreement shall have been satisfied or waived by the Note Purchasers or Subordinated Note Purchasers, as the case may be. .SECTION 7.2. ALL LOANS;. As of the time of the making of each advance of a new Borrowing (including the initial Borrowing):
                     (a) The Agent shall have received for each Bank the Notes of the Borrower and the notice required by Section 2.3 hereof;
                     (b) Each of the representations and warranties of the Borrower set forth in Section 6 hereof shall be true and correct in all material respects as of said time, except to the extent that any such representation or warranty relates solely to an earlier date;
                     (c) The Borrower and its Restricted Subsidiaries shall be in full compliance with all of the terms and conditions hereof and of the other Loan Documents, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of making such Borrowing;
                     (d) After giving effect to the Borrowing the aggregate principal amount of all Loans hereunder shall not exceed the lesser of
         (i) the Available Borrowing Base or (ii) Commitments; and
                     (e) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect. Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in this Section 7.2.

 .SECTION 8. COVENANTS;.
         . SECTION 8.1. EXISTENCE,  ETC.; The Borrower will preserve and keep in force and effect, and will cause each Subsidiary to preserve and keep in force and effect, its legal existence and all licenses and permits necessary to the proper conduct of its business, PROVIDED that the foregoing shall not prevent any transaction permitted by Section 8.13 hereof.
         .SECTION 8.2. INSURANCE;. The Borrower will maintain, and will cause each Subsidiary to maintain, insurance coverage by financially sound and reputable insurers accorded a rating of A or better by A.M. Best Company, Inc. (the "BEST RATING") at the time of the issuance of any such policy and in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties with each such policy requiring renewal of such policy at intervals of no greater than one year from the date of issuance or renewal thereof; PROVIDED, HOWEVER, that if during the term of any such insurance policy the rating accorded any insurer shall be less than a Best Rating of A, the Borrower will, on the date of renewal of any such policy (or, if such change in rating shall occur within 90 days prior to such renewal date, within 90 days of the date of such change in rating), obtain such insurance policy from an insurer accorded a Best Rating of A or better.
         .SECTION 8.3. TAXES, CLAIMS FOR LABOR AND MATERIALS;. The Borrower will promptly pay and discharge, and will cause each Subsidiary promptly to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon the Borrower or such Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Borrower or such Subsidiary (including, but not limited to the Collateral), all trade accounts payable in accordance with usual and customary business terms, and all claims for work, labor or materials, which if unpaid might become a lien or charge upon any property of the Borrower or such Subsidiary (including, but not limited to the Collateral); PROVIDED the Borrower or such Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Borrower or such Subsidiary or any material interference with the use thereof by the Borrower or such Subsidiary, and (ii) the Borrower or such Subsidiary shall set aside on its books reserves adequate in accordance with GAAP with respect thereto.
         .SECTION 8.4. COMPLIANCE WITH LAWS;. The Borrower will promptly comply, and will cause each Subsidiary to comply, with all laws, ordinances or governmental rules and regulations to which it is subject, including without limitation, ERISA and all Environmental Legal Requirements the violation of which could, individually or in the aggregate, materially and adversely affect the properties (including the Collateral), business, prospects, profits or condition of the Borrower and its Subsidiaries or could, individually or in the aggregate, result in any lien or charge upon any property of the Borrower or any Subsidiary.
         .SECTION  8.5.  MAINTENANCE,   ETC;.  The  Borrower  will  maintain,
preserve and keep, and will cause each Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order (ordinary wear and tear excepted) and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.
         .SECTION 8.6. NATURE OF BUSINESS;. Neither the Borrower nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Restricted Subsidiaries (including, but not limited to, the Insurance Subsidiary) would be substantially changed from the general nature of the business engaged in by the Borrower and its Restricted Subsidiaries on the date of this Agreement
         .SECTION 8.7. CONSOLIDATED NET WORTH;. The Borrower will at all times keep and maintain Consolidated Net Worth at an amount not less than the Minimum Net Worth.
         For purposes of this Section 8.7, "MINIMUM NET WORTH" (i) for the fiscal quarter of the Borrower ending March 31, 1997, shall be $38,000,000 and
(ii) for each fiscal quarter thereafter shall be the sum of the Minimum Net Worth for the immediately preceding fiscal quarter plus 50% of Consolidated Net Income for such fiscal quarter (but without deduction in the case of any deficit in Consolidated Net Income for such fiscal quarter).
        .'SECTION 8.8. FIXED CHARGE COVERAGE RATIO; LOAN LOSS RESERVES';. The Borrower will at the end of each fiscal quarter have a ratio of Net Income Available for Fixed Charges to Fixed Charges for each period of four consecutive fiscal quarters then ending at not less than 1.5 to 1. As of the end of each fiscal quarter, the Borrower's provision for loan losses for the four fiscal quarters then ending shall equal or exceed the net loan charge off for the corresponding period.
         .SECTION 8.9. PERMITTED INDEBTEDNESS;. The Borrower will not, and will not permit any Restricted Subsidiary to, incur, create, issue, assume or permit to exist any Indebtedness for Borrowed Money other than:
                     (a) Senior Debt;
                     (b) Senior Subordinated Debt; and
                     (c) Junior Subordinated Debt.
         .SECTION 8.10. LIMITATIONS ON INDEBTEDNESS;. (a) The Borrower will not at any time permit:
                     (i) The aggregate unpaid principal amount of Senior Debt, on a consolidated basis, to exceed 400% of the sum of (A) Consolidated Adjusted Net Worth, (B) the aggregate unpaid principal amount of Junior Subordinated Debt, and (C) the aggregate unpaid principal amount of Senior Subordinated Debt;
                     (ii) The sum of (A) the aggregate unpaid principal amount of Senior Subordinated Debt, and (B) the aggregate unpaid principal amount of Junior Subordinated Debt to exceed 125% of Consolidated Adjusted Net Worth; or
                     (iii) The aggregate unpaid principal amount of Junior Subordinated Debt to exceed 50% of Consolidated Adjusted Net Worth; or
                     (iv) The aggregate amount of unused credit then available from the Banks under this Agreement or otherwise from banks and trust companies under firmly committed lines of credit from a lending group of not fewer than two lenders to be less than the sum of the (A) aggregate outstanding amount of its commercial paper and (B) payments of principal then scheduled to become due during the eight-month period then commencing on all Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries (excluding obligations under the Notes and this Agreement).
         (b) The Borrower will not permit, (i) at any time on or before the Trigger Date, the ratio of Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Net Worth to exceed 4.5 to 1 for any month; PROVIDED that the ratio of Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Net Worth may exceed 4.5 to 1 for no more than 4 months of any consecutive 12-month period so long as such ratio does not exceed 5.5 to 1 at any such time, and (ii) at any time after the Trigger Date, the ratio of Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Net Worth to exceed 5.5 to 1 for any month; PROVIDED that the ratio of Indebtedness for Borrowed Money of the Borrower and its Restricted Subsidiaries to Consolidated Adjusted Net Worth may exceed 5.5 to 1 for no more than 4 months of any consecutive 12-month period so long as such ratio does not exceed 6.5 to 1.
         (c) The Borrower will not create, assume, or incur or otherwise become liable in respect of any Senior Subordinated Debt (other than the Senior Subordinated Notes) or Junior Subordinated Debt unless such Senior Subordinated Debt or Junior Subordinated Debt shall have a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Senior Subordinated Notes. For purposes of this Section 8.10, "WEIGHTED AVERAGE LIFE TO MATURITY" of the principal amount of any Indebtedness of the Borrower shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness by the then outstanding principal amount of such Indebtedness; and the "REMAINING DOLLAR-YEARS" of any Indebtedness means at any time the amount obtained by (a) multiplying the amount of each then remaining installment, sinking fund, serial maturity or other required principal payment, including payment at final maturity, by the number of years (calculated to the nearest one-twelfth) which will elapse between the time in question and the making of that payment and (b) totaling all of the products obtained in (a).

         (d) The Borrower will not permit any Restricted Subsidiary to create, assume or incur, or otherwise be or become liable in respect of any Indebtedness for Borrowed Money (other than the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Guaranty Agreement) to any Person (other than to the Borrower or another Restricted Subsidiary) in an aggregate amount for all Restricted Subsidiaries in excess of $1,000,000 at any time outstanding.
         .SECTION 8.11. LIMITATION ON LIENS;. The Borrower will not, and will not permit any Restricted Subsidiary to, create, assume or suffer to exist any Lien upon any of its Property (including, but not limited to, the Collateral), whether now owned or hereafter acquired; PROVIDED, HOWEVER, that the foregoing restrition and limitation shall not apply to the following Liens:
                     (a) Liens created under the Collateral Documents;
                     (b) Liens  existing as of the date hereof and  reflected on
         Schedule 8.11 hereto;
                     (c) Liens existing on property at the time acquired by the Borrower or any Restricted Subsidiary thereof or existing on the property of a corporation at the time it becomes a Restricted Subsidiary, or placed upon property within 120 days after the date of acquisition thereof by the Borrower or any Restricted Subsidiary to secure a portion of the purchase price thereof, but only if (i) such Lien shall attach solely to the property acquired, purchased or constructed and (ii) such Lien does not exceed the lesser of the fair market value or cost of such property;
                     (d) Liens constituting renewals, extensions or refundings of Liens permitted by clause (b) or (c) above, PROVIDED that the principal amount of the Indebtedness secured by any such new Lien does not exceed the principal amount of the Indebtedness being renewed, extended or refunded at the time of renewal, extension or refunding thereof and that such new Lien attaches only to the same property theretofore subject to such earlier Lien;
                     (e) Liens securing taxes, assessments or governmental charges or levies, or the claims or demands of materialmen, mechanics, carriers, workmen, repairmen, warehousemen, landlords and other like persons, PROVIDED that payment thereof is not at the time required by
         Section 8.3 hereof;
                     (f) other Liens incidental to the conduct of its business or the ownership of its property and assets when not incurred in connection with the borrowing of money or the obtaining of advances of credit, and which do not in the aggregate materially detract from the value of its property or assets, or materially impair the use thereof in the operation of its business;
                     (g) attachment, judgment and other similar Liens arising in connection with court proceedings, PROVIDED that (i) execution or other enforcement of such Liens is effectively stayed, (ii) the claims secured thereby are being actively contested in good faith by appropriate proceedings, (iii) adequate reserves in conformity with GAAP have been provided on the books of the Borrower or such Restricted Subsidiary and (iv) the aggregate amount of the liabilities of the Borrower and all Restricted Subsidiaries so secured, including interest and penalties thereon, shall not be in excess of $100,000 at any one time outstanding; and
                     (h) Liens on property of a Restricted Subsidiary of the Borrower to secure obligations of such Restricted Subsidiary to the Borrower or to another Restricted Subsidiary.
         .SECTION 8.12. DIVIDENDS, STOCK PURCHASES;. The Borrower will not except as hereinafter provided:
                     (a) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Borrower); or
                     (b) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock (other than in exchange for or out of the net cash proceeds to the Borrower from the substantially concurrent issue or sale of other shares of capital stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its capital stock); or
                     (c) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock; or

                     (d) Make any payment of principal, interest or premium on any Senior Subordinated Debt or Junior Subordinated Debt other than any regularly scheduled payment of principal or interest on the Senior Subordinated Debt or the Junior Subordinated Debt; (such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options, and all such other distributions and such payments on Senior Subordinated Debt and Junior Subordinated Debt being herein collectively called "RESTRICTED PAYMENTS"), if, after giving effect thereto, (i) a Default or Event of Default has occurred and is continuing or (ii) the aggregate amount of Restricted Payments made during the period from and after March 31, 1997 to and including the date of the making of the Restricted Payment in question, would exceed the sum of (x) the net cash proceeds received by the Borrower from the issuance or sale subsequent to March 31, 1997 of shares of common stock of the Borrower or warrants, rights or options to purchase or acquire any shares of its common stock, plus (y) at all times after the Determination Date, 50% of Consolidated Net Income for the period commencing on the day immediately succeeding the Determination Date and ending on the date of the making of the Restricted Payment in question, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit); PROVIDED that at all times after the Determination Date and after giving effect to such Restricted Payment, Consolidated Tangible Net Worth exceeds $42,000,000.
                     For the purposes of this Section 8.12 the amount of any Restricted Payment declared, paid or distributed in property of the Borrower shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time of the making of the Restricted Payment in question.
                     The Borrower will not declare any dividend which constitutes a Restricted Payment payable more than 60 days after the date of declaration thereof.
                     .SECTION 8.13. MERGERS, CONSOLIDATIONS AND SALES OR TRANSFERS OF ASSETS;. (a) The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any transaction of merger or consolidation or transfer, sell, assign, lease, or otherwise dispose of all or a substantial part of its properties or assets to any Person, except that:
                     (1) any Restricted Subsidiary may merge or consolidate with or into the Borrower or any other Restricted Subsidiary (other than the Insurance Subsidiary) so long as in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation;
                     (2) the Borrower may merge or consolidate with any other corporation PROVIDED that (i) the Borrower shall be the surviving and continuing corporation; and (ii) at the time of such consolidation or merger and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing;
                     (3) any Restricted Subsidiary may sell or convey all or substantially all of its assets to the Borrower or to another Restricted Subsidiary (other than the Insurance Subsidiary); and
                     (4) the Borrower or any Restricted Subsidiary may sell all or a substantial part of the assets of the Borrower and its Restricted Subsidiaries pursuant to, and in compliance with, Section 10.4 of the Company Security Agreement and Section 10.4 of the Subsidiary Security Agreement.
         (b) The Borrower will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class or any partnership interest, membership interest or other equity interest of any type (including for the purposes of this Section 8.13, any warrants, rights or options to purchase or otherwise acquire any such equity interest or other Securities exchangeable for or convertible into any such equity interest) of such Restricted Subsidiary to any Person other than the Borrower or a Restricted Subsidiary (other than the Insurance Subsidiary), except for the purpose of qualifying directors.
         (c) The Borrower will not sell, transfer, or otherwise dispose of any shares of stock, partnership interest, membership interest or other equity interest in any Restricted Subsidiary (except (i) to qualify directors and (ii) the pledge of the Pledged Collateral under the Company Security Agreement and any transfer or sale thereof pursuant to, and in compliance with, Section 10.4 of the Company Security Agreement) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except (i) to the Borrower or a Restricted Subsidiary or (ii) the pledge of the Pledged Collateral under the Subsidiary Security Agreement and any transfer or sale thereof pursuant to, and in compliance with, Section 10.4 of the Subsidiary Security Agreement) any such shares of stock, partnership interest, membership interest or other equity interest or any Indebtedness of any other Restricted Subsidiary, unless:
                     (1) simultaneously with such sale, transfer, or disposition, all such interests and all Indebtedness of such Restricted Subsidiary at the time owned by the Borrower and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;
                     (2) the Board of Directors of the Borrower shall have determined, as evidenced by a resolution thereof, that the retention of such interest and Indebtedness is no longer in the best interests of the Borrower or the holders of the Notes;
                     (3) such interest and Indebtedness is sold, transferred or otherwise disposed of to a Person, for a cash consideration and on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;
                     (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Borrower or any other Restricted Subsidiary not being simultaneously disposed of; and
                     (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Borrower and its Restricted Subsidiaries.
         (d) As used in this Section 8.13, in the case of the sale, lease or other disposition of any assets, such assets shall be deemed to be a "substantial part" of the assets of the Borrower and its Restricted Subsidiaries if (x) such assets, together with all other assets (i) sold, leased or otherwise disposed of by the Borrower and its Restricted Subsidiaries or (ii) subject to any waiver or supplemental agreement of the Company Security Agreement or the Subsidiary Security Agreement without the consent of the holders of at least a majority of the then outstanding principal amount of the Senior Subordinated Notes or, if such waiver or supplemental agreement is described in clauses (B),
(C), (E) or (F) of Section 9.2(a) of the Company Security Agreement or the Subsidiary Security Agreement, without the consent of all of the holders of the Senior Subordinated Notes, in each case, during the period of 12 months ending with the date of such sale, lease or disposition, contributed more than 15% of EBIT of the Borrower and its Restricted Subsidiaries determined as of the end of the fiscal year immediately preceding such sale or disposition, (y) the book value of such assets, when added to the book value of all other assets of the Borrower and its Restricted Subsidiaries (i) sold or otherwise disposed of by the Borrower and its Restricted Subsidiaries or (ii) subject to any waiver or supplemental agreement of the Company Security Agreement or the Subsidiary Security Agreement without the consent of the holders of at least a majority of the then outstanding principal amount of the Senior Subordinated Notes or, if such waiver or supplemental agreement is described in clauses (B), (C), (E) or
(F) of Section 9.2(a) of the Company Security Agreement or the Subsidiary Security Agreement, without the consent of all of the holders of the Senior Subordinated Notes, in each case, during the period of 12 months ending with the date of such sale or disposition, exceeds 10% of the book value of all Receivables determined as of the end of the fiscal year immediately preceding such sale or disposition, or (z) the book value of such assets, when added to the book value of all other assets of the Borrower and its Restricted Subsidiaries (i) sold or otherwise disposed of by the Borrower and its Restricted Subsidiaries or (ii) subject to any waiver or supplemental agreement of the Company Security Agreement or the Subsidiary Security Agreement without the consent of the holders of at least a majority of the then outstanding principal amount of the Senior Subordinated Notes or, if such waiver or supplemental agreement is described in clauses (B), (C), (E) or (F) of Section 9.2(a) of the Company Security Agreement or the Subsidiary Security Agreement, without the consent of all of the holders of the Senior Subordinated Notes, in each case, during the entire period commencing on April 1, 1997, and ending with the date of such sale or disposition, exceeds 25% of the book value of all Receivables determined as of the end of the fiscal year immediately preceding such sale or disposition.
         (e) Nothing in this Section 8.13 shall prohibit the Borrower from transferring, selling, assigning, leasing, subleasing or otherwise disposing of an insubstantial part of its properties or assets, excluding Receivables of the Borrower and its Restricted Subsidiaries, to any Person from time to time, in the ordinary course.
         .SECTION 8.14. LEASE-BACKS;. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any arrangements, directly or indirectly, with any Person, whereby the Borrower or any Restricted Subsidiary shall sell or transfer any Property, whether now owned or hereafter acquired, used or useful in their respective businesses in connection with the rental or lease of the Property so sold or transferred or of other Property which the Borrower or any Restricted Subsidiary intends to use for substantially the same purpose or purposes as the Property so sold or transferred.
         .SECTION 8.15. GUARANTIES;. The Borrower will not and will not permit any Restricted Subsidiary to become or be liable in respect of any Guaranty except: (i) Guaranties of the Borrower which are limited in amount to a stated maximum dollar exposure and are permitted under Section 8.10; (ii) the Subsidiary Senior Subordinated Guaranty Agreement; and (iii) the Subsidiary Guaranty Agreement.
         .SECTION 8.16. LIMITATION ON RESTRICTIONS;. Except as provided herein, the Borrower shall not and shall not permit any of its Restricted Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to: (1) pay dividends or make any other distribution on any of such Restricted Subsidiary's capital stock or other equity interests owned by the Borrower or any Restricted Subsidiary of the Borrower; (2) pay any indebtedness owed to the Borrower or any other Restricted Subsidiary; (3) make loans or advances to the Borrower or any other Restricted Subsidiary; or (4) transfer any of its property or assets to the Borrower or any other Restricted Subsidiary. The Borrower shall not enter into any indenture, instrument, or other agreement for Indebtedness for Borrowed Money which contains, or amend any terms of any such indenture, instrument, or agreement which would result in any such indenture, instrument, or agreement having, covenants or defaults more burdensome on the Borrower or any Restricted Subsidiary than the covenants and defaults provided for in this Agreement and the other Loan Documents.
         .SECTION 8.17. TRANSACTIONS WITH AFFILIATES;. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into or be a party to, any transaction or arrangement with any Affiliate (including without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Restricted Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.
         .SECTION 8.18. INVESTMENTS;. The Borrower will not, and will not permit any Restricted Subsidiary to make any Investment except:
                     (a) Investments in obligations of the United States of America (or any agency thereof for which the full faith and credit of the United States of America is pledged for the repayment of principal and interest thereof) maturing in twelve months or less from the date of acquisition thereof;
                     (b) certificates of deposit of any banking institution with combined capital and surplus of at least $500,000,000, maturing in twelve months or less from the date of acquisition thereof which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is accorded the rating of A or better by S&P and A2 or better by Moody's, or if S&P and/or Moody's is no longer rating any such certificates of deposit, then an equivalent rating by any other nationally recognized credit rating agency of similar standing;
                     (c) Loans, advances and extensions of credit to or for the benefit of consumer/borrowers in the ordinary course of business in accordance with Section 8.6 hereof;
                     (d) Investments by the Borrower or any Restricted Subsidiary in and to any other Restricted Subsidiary PROVIDED, HOWEVER, Investments by the Borrower or any Restricted Subsidiary in and to the Insurance Subsidiary shall not exceed $500,000 in the aggregate;
                     (e) Investments in commercial paper maturing in 270 days or less from the date of issuance thereof which, at the time of acquisition by the Borrower or any Restricted Subsidiary, is accorded the rating of P1 or better by S&P and A1 or better by Moody's, or if S&P and/or Moody's is no longer rating any such commercial paper, then an equivalent rating by any other nationally recognized credit rating agency of similar standing; or

                     (f) other Investments (in addition to those permitted in clauses (a) through (e) above) PROVIDED that the aggregate amount of all such Investments shall not at any time exceed 10% of Consolidated Adjusted Net Worth.
         .SECTION 8.19. TERMINATION OF PENSION PLANS;. The Borrower will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan or permit any employee benefit plan maintained by it to be terminated if such withdrawal or termination could result in withdrawal liability (as described in
Part 1 of Subtitle E of Title IV of ERISA) or the imposition of a Lien on any Property of the Borrower or any Subsidiary pursuant to Section 4068 of ERISA.
         .SECTION 8.20. REPORTS AND RIGHTS OF INSPECTION;. The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of or in relation to the business and affairs of the Borrower or such Subsidiary, in accordance with GAAP consistently maintained (except for changes disclosed in the financial statements furnished to the Banks pursuant to this
Section 8.20 and concurred in by the independent public accountants referred to in paragraph (b) hereof), and will furnish to each holder of a Note and the Security Trustee (in duplicate if so specified below or otherwise requested):
                     (a) QUARTERLY STATEMENTS. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, a copy of:
                              (1) consolidated and consolidating  balance sheets
                     of the Borrower and its Restricted Subsidiaries as of the close of such quarter and, in the case of the consolidated balance sheets, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,
                              (2) consolidated and  consolidating  statements of
                     income and retained earnings of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of income and retained earnings, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year,
                              (3) consolidated and  consolidating  statements of
                     changes in financial position of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of changes in financial position, setting forth in comparative form the amount for the corresponding period of the preceding fiscal year, and
                              (4) consolidated and  consolidating  statements of
                     cash flows of the Borrower and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarter and, in the case of the consolidated statements of cash flows, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct, by an authorized financial officer of the Borrower;
                     (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of:
                              (1) consolidated and consolidating  balance sheets
                     of the Borrower and its Restricted Subsidiaries as of the close of such fiscal year,
                              (2) consolidated and  consolidating  statements of
                     income and retained earnings and changes in financial position of the Borrower and its Restricted Subsidiaries for such fiscal year, and
                              (3) consolidated and  consolidating  statements of
                     changes in cash flows of the Borrower and its Restricted Subsidiaries for such fiscal year, in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by an opinion, unqualified as to scope limitations imposed by the Borrower and otherwise without qualification except as therein noted, thereon of a firm of independent public accountants of recognized national standing selected by the Borrower to the effect that the consolidated financial statements have been prepared in accordance with GAAP consistently applied (except for noted changes in application in which such accountants concur) and present fairly the financial condition of the Borrower and its Restricted Subsidiaries and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and accordingly, includes such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;
                     (c) AUDIT REPORTS. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary and any management letter received from such accountants and the Borrower's response, if any, to such management letter;
                     (d) SEC AND OTHER REPORTS. Promptly upon their becoming available, one copy of each financial statement, report, notice, proxy statement or statement of additional information sent by the Borrower to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Borrower or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Borrower or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Borrower or any of its Subsidiaries;
                     (e) REQUESTED INFORMATION. With reasonable promptness, such other data and information as any holder of any Note or the Security Trustee may reasonably request;
                     (f) OFFICERS' CERTIFICATES. Within the periods provided in paragraphs (a) and (b) above, a certificate of an authorized financial officer of the Borrower stating that he has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to determine whether the Borrower was in compliance with the requirements of Sections 8.7 through Sections 8.18, both inclusive, at the end of the period covered by the financial statements then being furnished, and (ii) whether, to the best of such officer's knowledge, there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Borrower is taking and proposes to take with respect thereto;
                     (g) ACCOUNTANT'S CERTIFICATES. Within the period provided in paragraph (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further, whether in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;
                     (h) UNRESTRICTED SUBSIDIARIES. Within the respective periods provided in paragraph (b) above, financial statements of the character and for the dates and periods as in said paragraph (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis);
                     (i) LOAN LOSS RESERVE REPORT. On or before the twenty-fifth day of every month, a loan loss reserve report with respect to the Borrower and its Restricted Subsidiaries for the immediately preceding month in form and substance reasonably satisfactory to the Required Banks;
                     (j) LOAN CHARGE-OFF RECOVERY REPORT. On or before the twenty-fifth day of every month, a loan charge-off recovery report with respect to the Borrower and its Restricted Subsidiaries for the prior month in form and substance reasonably satisfactory to the Required Banks;
                     (k) BORROWING BASE CERTIFICATE. On or before the twenty-fifth day of every month, a Borrowing Base Certificate substantially in the form attached hereto as Exhibit C calculated as of the last day of the immediately preceding month; and
                     (l) ANNUAL BUDGET. As soon as available, and in any event within 90 days after the close of each fiscal year of the Borrower, a copy of the Borrower's consolidated annual budget for the current fiscal year, such annual budget to show the Borrower's projected consolidated revenues, expenses, and balance sheet on month-by-month basis, such annual budget to be in reasonable detail prepared by the Borrower and in form reasonably satisfactory to the Required Banks.
Without limiting the foregoing, the Borrower will permit each Bank and the Security Trustee (or such Persons as any Bank or the Security Trustee may designate) to visit and inspect, any of the properties of the Borrower or any Subsidiary, to inspect any other Collateral, to examine all their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Borrower authorizes said accountants to discuss with such Persons the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested. Any visitation, inspection or discussion shall be at the sole cost and expense of the Borrower; PROVIDED, HOWEVER, that prior to the occurrence of a Default or Event of Default, the Borrower shall bear such costs and expenses not more frequently than once every semi-annual fiscal period.
 .SECTION 9. EVENTS OF DEFAULT AND REMEDIES;.
         .SECTION 9.1. EVENTS OF DEFAULT;. Any one or more of the following shall constitute an Event of Default:
                     (a) Default shall occur in the payment of interest on any Note or any other sums (other than for principal on the Note) required to be paid pursuant to this Agreement or any other Loan Document when the same shall have become due and such default shall continue for more than five days; or
                     (b) Default shall occur in the making of any required prepayment of principal on any of the Notes when due; or
                     (c) Default shall occur in the making of any other payment of the principal of any Note thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or
                     (d) Default shall occur in the observance or performance of any covenant or agreement contained in Sections 8.7 through 8.18 hereof, both inclusive; or
                     (e) The Borrower shall, without the prior written consent of the Required Banks, make any voluntary prepayment, or enter into any amendment changing any payment due dates, on the notes of the Borrower issued pursuant to any Note Purchase Agreement or the Subordinated Note Purchase Agreement, or enter into any amendment increasing the interest rate otherwise payable on the notes of the Borrower issued pursuant to the Subordinated Note Purchase Agreement, or shall make any voluntary prepayment on any Senior Subordinated Debt or on any Junior Subordinated Debt except as permitted by this Agreement; or
                     (f) Default shall occur in the observance or performance of any other provision of this Agreement or any other Loan Document which is not remedied within 30 days after the earlier to occur of (i) the date on which such failure shall first become known to any officer of the Borrower or (ii) the date on which notice thereof is given to the Borrower; or
                     (g) An "Event of Default" shall occur under any Note Purchase Agreement or the Subordinated Note Purchase Agreement or under any other indenture, instrument, or agreement setting forth the terms and conditions applicable to any Senior Subordinated Debt or Junior Subordinated Debt; or
                     (h) Default shall occur under any interest rate or currency protection agreement entered into by the Borrower or any Subsidiary with any bank or other financial institution; or
                     (i) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest or premium on any Indebtedness for Borrowed Money in excess of $1,000,000 (other than the Notes, the Senior Secured Notes of the Borrower issued pursuant to the Note Purchase Agreements, and the Senior Subordinated Notes of the Borrower issued pursuant to the Subordinated Note Purchase Agreement) of the Borrower or any Subsidiary, individually or in the aggregate, and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

                     (j) Default or the happening of any event shall occur under any indenture, agreement, or other instrument under which any Indebtedness for Borrowed Money in excess of $1,000,000 of the Borrower or any Subsidiary (other than this Agreement, the Note Purchase Agreements, the Subordinated Note Purchase Agreement, the Subsidiary Senior Subordinated Guaranty Agreements or the Subsidiary Guaranty Agreements), individually or in the aggregate, may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Indebtedness for Borrowed Money of the Borrower or any Subsidiary outstanding thereunder; or
                     (k) Any representation or warranty made by the Borrower or any Restricted Subsidiary herein or in any other Loan Document or made by the Borrower or any Restricted Subsidiary in any statement or certificate furnished by the Borrower or any Restricted Subsidiary in connection with the execution and delivery of the Notes or furnished by the Borrower or any Restricted Subsidiary pursuant hereto or pursuant to any other Loan Document is untrue in any material respect as of the date of the issuance or making thereof; or
                     (l) The Subsidiary Guaranty Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in whole or in part in any respect or shall otherwise cease to be in full force and effect or the Borrower or any Restricted Subsidiary takes any action for the purpose of repudiating or rescinding any Loan Document or the obligations of the Borrower or any Restricted Subsidiary, respectively, thereunder or the Borrower or any Restricted Subsidiary declares that the obligations of the Borrower or any Restricted Subsidiary under any Loan Document are unenforceable; or
                     (m) The Collateral Documents shall cease to be in full force and effect, or shall cease to give the Security Trustee the Liens purported to be created thereby or, in the reasonable judgment of the Required Banks, the practical realization of the benefits of the Liens purported to be created thereby; or
                     (n) Final judgment or judgments for the payment of money aggregating in excess of $100,000 is or are outstanding against the Borrower or any Subsidiary or against any property or assets of either and any one of such judgments has remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its entry; or
                     (o) The Borrower or any member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $100,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $100,000 (collectively, a "MATERIAL PLAN") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or
                     (p) A custodian, trustee or receiver is appointed for the Borrower or any Subsidiary or for the major part of the property of either and is not discharged within 45 days after such appointment; or
                     (q) The Borrower or any Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Borrower or any Subsidiary causes or suffers an order for relief to be entered with respect to it under applicable Federal bankruptcy law or applies for or consents to the appointment of a custodian, trustee or receiver for the Borrower or such Subsidiary or for the major part of the property of either; or
                     (r) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Borrower or any Subsidiary and, if instituted against the Borrower or any Subsidiary, are consented to or are not dismissed within 60 days after such institution.
         .SECTION 9.2. NOTICE TO BANKS;. When any Default or Event of Default described in the foregoing Section 9.1 has occurred, or if any Bank or the holder of any other evidence of Indebtedness of the Borrower gives any notice or takes any other action with respect to a claimed default, the Borrower agrees to give notice within three business days (except as otherwise specifically provided herein) of such event to all Banks, such notice to be in writing and sent by registered or certified mail or by telegram.
         .SECTION 9.3. NON-BANKRUPTCY DEFAULTS;. When any Event of Default other than those described in Sections (p), (q) or (r) of Section 9.1 hereof has occurred and is continuing, the Agent shall, if so directed by the Required Banks, by notice to the Borrower, take either or both of the following actions:
                     (a) terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and
                     (b) declare the principal of and the accrued interest on all outstanding Notes of the Borrower to be forthwith due and payable and thereupon all of said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement and the other Loan Documents without further demand, presentment, protest or notice of any kind.
The Agent, after giving notice to the Borrower pursuant to this Section 9.3, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.
         .SECTION 9.4. BANKRUPTCY DEFAULTS;. When any Event of Default described in Sections (p), (q) or (r) of Section 9.1 hereof has occurred and is continuing, then all outstanding Notes, both for principal and interest, shall immediately become due and payable together with all other amounts payable under this Agreement and the other Loan Documents without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.
         .SECTION 9.5.EXPENSES;. The Borrower agrees to pay to the Agent and each Bank, or any other holder of any Note outstanding hereunder, all costs and expenses incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the other Loan Documents.
 .SECTION 10. CHANGE IN CIRCUMSTANCES;.
         .SECTION 10.1. CHANGE OF LAW;.  Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurodollar Loans or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Agent, and such Bank's obligations to make or maintain Eurodollar Loans under this Agreement shall terminate and shall not revive until it is no longer unlawful for such Bank to make or maintain Eurodollar Loans. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurodollar Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; PROVIDED, HOWEVER, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Eurodollar Loan from such Bank by means of a Domestic Rate Loan from such Bank that shall not be made ratably by the Banks but only from such affected Bank.
         .SECTION 10.2. UNAVAILABILITY OF DEPOSITS OR INABILITY TO ASCERTAIN,
OR INADEQUACY OF, LIBOR;. If on or prior to the first day of any Interest Period for any Borrowing of Eurodollar Loans:
                     (a) the Agent advises the Borrower that deposits in United States Dollars (in the applicable amounts) are not being offered to it in the off-shore U.S. Dollar interbank market for such Interest Period, or
                     (b) Banks having 51% or more of the aggregate amount of the Commitments advise the Agent that LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Eurodollar Loans shall be suspended.
         .SECTION 10.3. INCREASED COST AND REDUCED RETURN;. (a) If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:
                     (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or
                     (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loans any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurodollar Loans, its Notes or its obligation to make Eurodollar Loans;
and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed reasonably and in good faith by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (computed commencing on the effective date of any event mentioned herein). Each Bank agrees to use its best efforts to give the Borrower notice of the occurrence of any event mentioned herein.
         (b) If after the date hereof any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.
         .SECTION 10.4. LENDING OFFICES;. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "LENDING OFFICE") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a notice to the Borrower and the Agent.
         .SECTION 10.5. DISCRETION OF BANK AS TO MANNER OF FUNDING;. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Loan through the purchase of deposits in the interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.
 .SECTION 11. THE AGENT;.
         .SECTION 11.1. APPOINTMENT AND AUTHORIZATION;. Each Bank hereby irrevocably appoints Harris Trust and Savings Bank its Agent under this Agreement and the other Loan Documents and hereby authorizes the Agent to take such action as Agent and on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.
         .SECTION 11.2. AGENT AND AFFILIATES;. The Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any other Bank and may exercise or refrain from exercising the same as though it were not an Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not an Agent hereunder and thereunder.
         .SECTION 11.3. ACTION BY AGENT;. The Agent shall in all cases be fully justified in failing or refusing to act hereunder and under the other Loan Documents unless the Agent shall be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder or under the other Loan Documents. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section
9.3. The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrower.
         .SECTION 11.4. CONSULTATION WITH EXPERTS;. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts
         .SECTION 11.5. LIABILITY OF AGENT;. No Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder or any other Loan Document; (ii) the performance or observance of any of the covenants or agreements of the Borrower or any Subsidiary in any Loan Document; (iii) the satisfaction of any condition specified in Section 7, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes, any other Loan Document or any other instrument or writing furnished in connection herewith or of the collectibility of the Obligations or the value, worth, priority, or perfection of the Collateral or the Liens provided for by the Loan Documents. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement (whether written or oral) or other documents believed by it to be genuine or to be signed by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). The Agent need not verify the worth or existence of the Collateral and may rely exclusively on reports of the Borrower in computing the Available Borrowing Base. The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein.
         .SECTION  11.6.  INDEMNIFICATION;.   Each  Bank  shall,  ratably  in
accordance with its Commitments (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans), indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsels' fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any other Loan Document or any action taken or omitted by the Agent hereunder or thereunder.
         .SECTION 11.7. CREDIT DECISION;. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement or any other Loan Document.
        .c.2.SECTION 11.8. RESIGNATION OF THE AGENT;. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may, with the prior written consent of the Borrower (such consent not to be unreasonably withheld), resign at any time by giving written notice thereof to the Banks and the Borrower. Upon any such resignation of the Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower (such consent not to be unreasonably withheld), a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.
         .SECTION 11.9. PAYMENTS;. Unless the Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate (as hereinafter defined). If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 2.10 hereof with respect to such payment. "FEDERAL FUNDS RATE" shall mean the rate determined by the Agent to be the average (rounded upwards, if necessary, to the next higher 1/100 of 1%) of the rates per annum quoted to the Agent at approximately 10:00 A.M. (Chicago time) (or as soon thereafter as is practicable) on such date (or, if such day is not a Business Day, on the immediately preceding Business Day) by two or more Federal funds brokers selected by the Agent for the sale to the Agent at face value of Federal Funds in an amount equal or comparable to the principal amount owed to the Agent for which such rate is being determined hereof.
 .SECTION 12. MISCELLANEOUS;.
         .SECTION 12.1. NO WAIVER OF RIGHTS;. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof or as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right. The rights and remedies hereunder of the Agent and the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.
         .SECTION 12.2. NON-BUSINESS DAY;. If any payment hereunder becomes due and payable on a day which is not a Business Day, the due date of such payment shall be extended to the next succeeding Business Day on which date such payment shall be due and payable. In the case of any payment of principal falling due on a day which is not a Business Day, interest on such principal amount shall continue to accrue during such extension at the rate per annum then in effect, which accrued amount shall be due and payable on the next scheduled date for the payment of interest.
         .SECTION 12.3. DOCUMENTARY TAXES;. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any other Loan Document, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.
         .SECTION 12.4. SURVIVAL OF REPRESENTATIONS;. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.
         .SECTION 12.5. SURVIVAL OF INDEMNITIES;. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 2.10 and Section 10.3 hereof, shall survive the termination of this Agreement and the payment of the Loans and the Notes.
         .SECTION 12.6. SHARING OF SET-OFF;. Each Bank agrees with each other Bank a party hereto that if on or after the date of the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to Section
9.3 or 9.4 hereof such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("SET-OFF"), on any of the Obligations outstanding under this Agreement in excess of its ratable share of payments on all Obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Obligations held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; PROVIDED, HOWEVER, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Bank bears to the total aggregate amount of the Loans then due and payable to all the Banks.
         .SECTION 12.7. NOTICES;. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable or telecopy) and shall be given to the relevant party at its address or telecopier number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Banks and the Agent, or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrower shall be addressed to:

                        World Acceptance Corporation
                        108 Frederick Street
                        Greenville, South Carolina 29607-2532
                        Attention:  Chief Financial Officer
                        Telephone: (803) 277-4570
                        Telecopy: (803) 277-1440

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iii) if given by any other means, when delivered at the addresses specified in this Section; PROVIDED THAT any notice given pursuant to Section 2 hereof shall be effective only upon receipt.
         .SECTION 12.8. COUNTERPARTS;. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.
         .SECTION 12.9. SUCCESSORS AND ASSIGNS;. (a) GENERAL. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note; PROVIDED, HOWEVER, that the Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.
         (b) PARTICIPATIONS. Each Bank shall have the right, without the consent of the Borrower, at its own cost to grant participations in the Loans made and/or Commitments held by such Bank to one or more financial institutions at any time and from time to time; PROVIDED, HOWEVER, that (i) such participations shall be in a minimum amount of $5,000,000, (ii) no such participation shall relieve any Bank of any of its obligations under this Agreement, (iii) the participant financial institutions shall be entitled to the benefits of Sections
2.10 and 10.3 hereof but shall not be entitled to any greater payment under any of such Sections than the Bank granting such participation would have been entitled to receive with respect to the rights transferred and (iv) the Borrower, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with this Agreement and such Bank shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of this Agreement or any other Loan Document, PROVIDED THAT such participation agreement may provide that such Bank will not agree to any amendment, modification or waiver of this Agreement or any other Loan Document without the consent of such participant, that would reduce the amount of or postpone the date for payment of any principal of or interest on any Loan hereunder.
         (c) ASSIGNMENTS. Each Bank may, from time to time, with the consent of the Agent (which will not be unreasonably withheld) and upon notice to the Borrower, assign to other financial institutions part (but in no event less than $10,000,000) of the indebtedness evidenced by the Notes then owned by it together with an equivalent proportion of its obligation to make Loans hereunder pursuant to written agreements executed by the assignor, the assignee and the Borrower, which agreements shall specify in each instance the portion of the indebtedness evidenced by the Notes which is to be assigned to each such assignee and the portion of the Commitments of the assignor to be assumed by it (the "ASSIGNMENT AGREEMENTS"). Upon the execution of each Assignment Agreement by the assignor, the assignee and the Borrower (i) such assignee shall thereupon become a "BANK" for all purposes of this Agreement with Commitments in the amounts set forth in such Assignment Agreement and with all the rights, powers and obligations afforded a Bank hereunder, (ii) the assignor shall have no further liability for funding the portion of its Commitments assumed by such other Bank and no other liability hereunder and (iii) the address for notices to such Bank shall be as specified in the Assignment Agreement executed by it. Concurrently with the execution and delivery of such Assignment Agreement, and, upon return to the Borrower of the outstanding Notes of the assignor, the Borrower shall execute and deliver Notes to the assignee Bank in the amount of its Commitments and new Notes to the assignor Bank in the amount of its Commitments after giving effect to the reduction occasioned by such assignment, all such Notes to constitute "NOTES" for all purposes of this Agreement.
         .SECTION 12.10. AMENDMENTS;. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent, as applicable; provided that:
                     (i) no amendment or waiver  pursuant to this Section  shall
         (A) increase any Commitment of any Bank without the consent of such Bank, (B) release any substantial part of the Collateral or any Subsidiary Guaranty Agreement or (C) reduce the amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan or other credit hereunder; and
                     (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks or Termination Date, or the provisions of Section 9.4, or affect the number of Banks required to take any action hereunder.
         .SECTION 12.11. NON-RELIANCE ON MARGIN STOCK;. Each of the Banks represents to the Agent and to each of the other Banks that it in good faith is not relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.
         .SECTION 12.12. FEES AND INDEMNIFICATION;. (a) The Borrower agrees to pay the reasonable fees and disbursements of counsel to the Agent, in connection with the preparation and execution of this Agreement and the other Loan Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated.
           (b) The Borrower further agrees to indemnify the Agent and each Bank, their respective directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all reasonable expenses of litigation or preparation therefor whether or not the Agent or any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any other Loan Document, the transactions contemplated hereby or thereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The obligations of the Borrower under this Section shall survive the termination of this Agreement.
         .SECTION 12.13. GOVERNING LAW;. This Agreement and the Notes, and the rights and duties of the parties hereto and thereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to the internal laws thereof with respect to conflicts of law.
         .SECTION 12.14. HEADINGS;. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.
         .SECTION 12.15. ENTIRE AGREEMENT;. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.
         .SECTION 12.16. TERMS OF COLLATERAL DOCUMENTS NOT SUPERSEDED;. Nothing contained herein shall be deemed or construed to permit any act or omission which is prohibited by the terms of any Collateral Document, the covenants and agreements contained herein being in addition to and not in substitution for the covenants and agreements contained in the Collateral Documents.
        .'SECTION 12.17. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL';. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Loan Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

                           [SIGNATURE PAGES TO FOLLOW]

         Upon execution hereof by all the parties, this Agreement shall be a contract among the parties for the purposes hereinabove set forth.

         Dated as of June 30, 1997.

                                 .c4.Signature Page;WORLD ACCEPTANCE
                                     CORPORATION
                                 By /s/ A. Alexander McLean III
                                    Its Executive Vice President/Chief
                                        Financial Officer
                                       A. Alexander McLean III
                                        (Type or Print Name)

         Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitments:

111 West Monroe Street                                            HARRIS TRUST AND SAVINGS BANK, in its
Chicago, Illinois  60690                                            individual capacity as a Bank and as Agent
Attention:  Mr. Jerome P. Crokin
Telecopy:  (312) 765-8382                                         By /s/ Jerome P. Crokin
Telephone:  (312) 461-6557                                             Its Vice President
Commitment:           $25,000,000
Lending Offices:
     Domestic Rate Loans:                                         111 West Monroe Street
                                                                  Chicago, Illinois
     Eurodollar Loans:                                            111 West Monroe Street
                                                                  Chicago, Illinois

One First National Plaza                                          THE FIRST NATIONAL BANK OF CHICAGO
Chicago, Illinois  60670-0084
Attention:  Craig Goldsmith
Telecopy:  (312) 732-6222                                         By /s/ Craig Goldsmith
Telephone:  (312) 732-2822                                             Its Assistant Vice President
Commitment:           $25,000,000
Lending Offices:
     Domestic Rate Loans:                                         One First National Plaza
                                                                  Chicago, Illinois  60670-0084
     Eurodollar Loans:                                            One First National Plaza
                                                                  Chicago, Illinois  60670-0084

135 South LaSalle Street                                          LASALLE NATIONAL BANK
Chicago, Illinois  60603
Attention:  Ben Schreiner
Telecopy:  (312) 904-2903                                         By /s/ Ben Schreiner
Telephone:  (312) 904-7379                                             Its Loan Officer
Commitment:           $15,000,000
Lending Offices:
     Domestic Rate Loans:                                         135 South LaSalle Street
                                                                  Chicago, Illinois  60603
     Eurodollar Loans:                                            135 South LaSalle Street
                                                                  Chicago, Illinois  60603

                                    EXHIBIT A
                              REVOLVING CREDIT NOTE
U.S. $______________, 1997
         FOR VALUE RECEIVED, the undersigned, WORLD ACCEPTANCE CORPORATION, a South Carolina corporation (the "BORROWER"), promises to pay to the order of _______________________________________________ (the "BANK") on the Termination
Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank in Chicago, Illinois, in immediately available funds, the principal sum of __________________________________________________
Dollars ($_________________) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower under its Commitment pursuant to the Credit Agreement and with each such Loan to mature and become payable as provided in the Credit Agreement, together with interest on the principal amount of each such Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.
         The Bank shall record on its books or records or on a schedule attached to this Note, each Loan made by it pursuant to its Commitment, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurodollar Loan and the interest rate and, in the case of a Eurodollar Loan, the Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on the schedule to this Note, shall be PRIMA FACIE evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it under the Revolving Credit pursuant to the Credit Agreement together with accrued interest thereon.
         This Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of June 30 1997, among the Borrower, Harris Trust and Savings Bank, as Agent, and others (such Credit Agreement as the same may from time to time be amended being referred to as the "CREDIT AGREEMENT") and payment hereof is secured by the Loan Documents, and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement and Loan Documents reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the laws of the State of Illinois.
         Prepayments may be made hereon, certain prepayments are required to be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement and Collateral Documents.
         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                                    WORLD ACCEPTANCE CORPORATION
ATTEST:                                             By
                                                       Its

-------------------------------
Its __________________ Secretary

                                   EXHIBIT B-1
                       PERMITTED SENIOR SUBORDINATED DEBT





                     SUBORDINATION PROVISIONS APPLICABLE TO
                            SENIOR SUBORDINATED DEBT
                          AND JUNIOR SUBORDINATED DEBT


         The indebtedness evidenced by the subordinated notes or related thereto and any renewals or extensions thereof (the "SUBORDINATED INDEBTEDNESS") shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Borrower and the Restricted Subsidiaries [here insert description of indebtedness to which Subordinated Indebtedness is subordinate which in all events must include all indebtedness, obligations and liabilities of the Borrower and the Restricted Subsidiaries under the Revolving Credit Agreement, the Note Purchase Agreements, the Subsidiary Guaranty Agreement, the Senior Notes and the Company Security Agreement and the Subsidiary Security Agreement as each relates to the Senior Notes and, with respect to Senior Subordinated Debt under the Subordinated Note Purchase Agreement, the Subsidiary Senior Subordinated Guaranty Agreement, the Senior Subordinated Notes and the Company Security Agreement and the Subsidiary Security Agreement as each relates to the Senior Subordinated Notes (the "SENIOR INDEBTEDNESS") in the manner and with the force and effect hereinafter set forth:

         1. So long as any Senior Indebtedness shall remain outstanding and unpaid, no payment either of principal, interest or premium (notwithstanding the expressed maturity or any time for the payment of principal of, interest or premium on any Subordinated Indebtedness) shall be made on Subordinated Indebtedness except with the prior written consent of all of the holders of the Notes and the holders of the Subordinated Indebtedness will take no steps, whether by suit or otherwise to compel or enforce the collection of Subordinated Indebtedness, nor will the holders of the Subordinated Indebtedness use Subordinated Indebtedness by way of counterclaim, setoff, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the holders of the Subordinated Indebtedness to the Borrower, whether now existing or hereafter arising and howsoever evidenced, PROVIDED, HOWEVER, that the Borrower may pay interest on Subordinated Indebtedness accrued to and payable on the date of any such payment so long as
(i) the Borrower shall not be in default in the payment of principal of, interest or premium on Senior Indebtedness, (ii) the Borrower has not received written notice from any holder of the Senior Indebtedness that some other default has occurred and is continuing under any promissory note or agreement pertaining to Senior Indebtedness or any collateral security therefor, and (iii) none of the events hereinafter set forth in paragraph numbered 2 hereof has occurred.

         2. In the event of any distribution, dividend, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or of the proceeds thereof to the creditors of the Borrower or upon any indebtedness of the Borrower, occurring by reason of the liquidation, dissolution, or other winding up of the Borrower, or by reason of any execution sale, or bankruptcy, receivership, reorganization, arrangement, insolvency, liquidation or foreclosure proceeding of or for the Borrower or involving its property, no dividend, payment, distribution or application shall be made, and the holders of the Subordinated Indebtedness shall not be entitled to receive or retain any payment, dividend, distribution, or application on or in respect of the Subordinated Indebtedness, unless and until all of the Senior Indebtedness then outstanding shall have been paid and satisfied in full, and in any such event any dividend, payment, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid and applied on Senior Indebtedness until such Senior Indebtedness has been fully paid and satisfied.

         3. The holders of Senior Indebtedness need not at any time give the holders of the Subordinated Indebtedness notice of any kind of the creation or existence of any Senior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived. Also, the holders of Senior Indebtedness may at any time from time to time, without the consent of or notice to the holders of Subordinated Indebtedness, without incurring responsibility to the holders of the Subordinated Indebtedness, and without impairing or releasing the obligation of the undersigned under this agreement (i) renew, refund or extend the maturity of any Senior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Senior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Borrower and others, including the holders of the Subordinated Indebtedness.

         4. The holders of the Subordinated Indebtedness will not sell, assign or otherwise transfer any Subordinated Indebtedness, or any part thereof, except subject to and in accordance with the terms hereof and upon the agreement of the transferee or assignee to abide by and be bound by the terms hereof.

         5. The holders of the Subordinated Indebtedness undertake and agree for the benefit of each holder of Senior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Subordinated Indebtedness to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any Subordinated Indebtedness so to do, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such Subordinated Indebtedness to execute, verify, deliver and file any such proofs of claim.

         6. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Borrower or the holders of Senior Indebtedness, or by any noncompliance by the Borrower with any of the terms, provisions and covenants applicable to the Subordinated Indebtedness, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

         7. The Borrower agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (i) the Borrower will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior

Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

         8. These subordination provisions shall be continuing and binding until written notice of its discontinuance shall be actually received by the holders of the Subordinated Indebtedness, and also shall continue to remain in full force and effect until all Senior Indebtedness created or existing prior to the receipt of such notice shall have been fully paid and satisfied.

                                   EXHIBIT B-2
                       PERMITTED JUNIOR SUBORDINATED DEBT




                     SUBORDINATION PROVISIONS APPLICABLE TO
                            SENIOR SUBORDINATED DEBT
                          AND JUNIOR SUBORDINATED DEBT


         The indebtedness evidenced by the subordinated notes or related thereto and any renewals or extensions thereof (the "SUBORDINATED INDEBTEDNESS") shall at all times be wholly subordinate and junior in right of payment to any and all indebtedness of the Borrower and the Restricted Subsidiaries [here insert description of indebtedness to which Subordinated Indebtedness is subordinate which in all events must include all indebtedness, obligations and liabilities of the Borrower and the Restricted Subsidiaries under the Revolving Credit Agreement, the Note Purchase Agreements, the Subsidiary Guaranty Agreement, the Senior Notes and the Company Security Agreement and the Subsidiary Security Agreement as each relates to the Senior Notes and, with respect to Senior Subordinated Debt under the Subordinated Note Purchase Agreement, the Subsidiary Senior Subordinated Guaranty Agreement, the Senior Subordinated Notes and the Company Security Agreement and the Subsidiary Security Agreement as each relates to the Senior Subordinated Notes (the "SENIOR INDEBTEDNESS") in the manner and with the force and effect hereinafter set forth:

         1. So long as any Senior Indebtedness shall remain outstanding and unpaid, no payment either of principal, interest or premium (notwithstanding the expressed maturity or any time for the payment of principal of, interest or premium on any Subordinated Indebtedness) shall be made on Subordinated Indebtedness except with the prior written consent of all of the holders of the Notes and the holders of the Subordinated Indebtedness will take no steps, whether by suit or otherwise to compel or enforce the collection of Subordinated Indebtedness, nor will the holders of the Subordinated Indebtedness use Subordinated Indebtedness by way of counterclaim, setoff, recoupment or otherwise so as to diminish, discharge or otherwise satisfy in whole or in part any indebtedness or liability of the holders of the Subordinated Indebtedness to the Borrower, whether now existing or hereafter arising and howsoever evidenced, PROVIDED, HOWEVER, that the Borrower may pay interest on Subordinated Indebtedness accrued to and payable on the date of any such payment so long as
(i) the Borrower shall not be in default in the payment of principal of, interest or premium on Senior Indebtedness, (ii) the Borrower has not received written notice from any holder of the Senior Indebtedness that some other default has occurred and is continuing under any promissory note or agreement pertaining to Senior Indebtedness or any collateral security therefor, and (iii) none of the events hereinafter set forth in paragraph numbered 2 hereof has occurred.

         2. In the event of any distribution, dividend, or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of the Borrower or of the proceeds thereof to the creditors of the Borrower or upon any indebtedness of the Borrower, occurring by reason of the liquidation, dissolution, or other winding up of the Borrower, or by reason of any execution sale, or bankruptcy, receivership, reorganization, arrangement, insolvency, liquidation or foreclosure proceeding of or for the Borrower or involving its property, no dividend, payment, distribution or application shall be made, and the holders of the Subordinated Indebtedness shall not be entitled to receive or retain any payment, dividend, distribution, or application on or in respect of the Subordinated Indebtedness, unless and until all of the Senior Indebtedness then outstanding shall have been paid and satisfied in full, and in any such event any dividend, payment, distribution or application otherwise payable in respect of Subordinated Indebtedness shall be paid and applied on Senior Indebtedness until such Senior Indebtedness has been fully paid and satisfied.

         3. The holders of Senior Indebtedness need not at any time give the holders of the Subordinated Indebtedness notice of any kind of the creation or existence of any Senior Indebtedness, nor of the amount or terms thereof, all such notice being hereby expressly waived. Also, the holders of Senior Indebtedness may at any time from time to time, without the consent of or notice to the holders of Subordinated Indebtedness, without incurring responsibility to the holders of the Subordinated Indebtedness, and without impairing or releasing the obligation of the undersigned under this agreement (i) renew, refund or extend the maturity of any Senior Indebtedness, or any part thereof, or otherwise revise, amend or alter the terms and conditions thereof, (ii) sell, exchange, release or otherwise deal with any property by whomsoever at any time pledged, mortgaged or otherwise hypothecated or subjected to a lien to secure any Senior Indebtedness, and (iii) exercise or refrain from exercising any rights against the Borrower and others, including the holders of the Subordinated Indebtedness.

         4. The holders of the Subordinated Indebtedness will not sell, assign or otherwise transfer any Subordinated Indebtedness, or any part thereof, except subject to and in accordance with the terms hereof and upon the agreement of the transferee or assignee to abide by and be bound by the terms hereof.

         5. The holders of the Subordinated Indebtedness undertake and agree for the benefit of each holder of Senior Indebtedness to execute, verify, deliver and file any proofs of claim which any holder of Senior Indebtedness may at any time require in order to prove and realize upon any rights or claims pertaining to the Subordinated Indebtedness to effectuate the full benefit of the subordination contained herein; and upon failure of the holder of any Subordinated Indebtedness so to do, any such holder of Senior Indebtedness shall be deemed to be irrevocably appointed the agent and attorney-in-fact of the holder of such Subordinated Indebtedness to execute, verify, deliver and file any such proofs of claim.

         6. No right of any holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time or in any way be affected or impaired by any failure to act on the part of the Borrower or the holders of Senior Indebtedness, or by any noncompliance by the Borrower with any of the terms, provisions and covenants applicable to the Subordinated Indebtedness, regardless of any knowledge thereof that any such holder of Senior Indebtedness may have or be otherwise charged with.

         7. The Borrower agrees, for the benefit of the holders of Senior Indebtedness, that in the event that any Subordinated Indebtedness is declared due and payable before its expressed maturity because of the occurrence of a default hereunder, (i) the Borrower will give prompt notice in writing of such happening to the holders of Senior Indebtedness and (ii) all Senior

Indebtedness shall forthwith become immediately due and payable upon demand, regardless of the expressed maturity thereof.

         8. These subordination provisions shall be continuing and binding until written notice of its discontinuance shall be actually received by the holders of the Subordinated Indebtedness, and also shall continue to remain in full force and effect until all Senior Indebtedness created or existing prior to the receipt of such notice shall have been fully paid and satisfied.

                                    EXHIBIT C

                           BORROWING BASE CERTIFICATE

                          WORLD ACCEPTANCE CORPORATION
                           AND RESTRICTED SUBSIDIARIES

                           AS OF _______________, ____

                                                                      Total
                                                                     Company          Unsecured         Secured
1.   Gross Finance Receivables                                 $                $                 $
                                                                   ------------      ------------     ------------

2.   Less Credits/Allowances                                   $                $                 $
                                                                   ------------      ------------     ------------

3.   Net Finance Receivables                                   $                $                 $
                                                                   ------------      ------------     ------------

     Ineligibles:

     Affiliate Receivables                                     $                $                 $
                                                                   ------------      ------------     ------------
     Shareholder/Employee Receivables                          $                $                 $
                                                                   ------------
                                                                                     ------------     ------------
     Government Receivables                                    $                $                 $
                                                                   ------------      ------------     ------------
     Bankruptcy                                                $                $                 $
                                                                   ------------      ------------     ------------
     Subject to claims, offsets or defenses                    $                $                 $
                                                                   ------------      ------------     ------------
     60 days past due                                          $                $                 $
                                                                   ------------      ------------     ------------

5.   Eligible Finance Receivables                              $                $                 $
                                                                   ------------      ------------     ------------

6.   Unearned Finance Charges                                  $                $                 $
                                                                   ------------      ------------     ------------

7.   Eligible Finance Receivables, Net                         $                $                 $
                                                                   ------------      ------------     ------------

8.   Borrowing Base

     (a) 85% of Secured Eligible Receivables                                                      $
                                                                                                      ------------
     (b) Lesser of:
          (i) $15,000,000                                                       $
                                                                                     ------------
         (ii) 11.11% of (a) above                                               $
                                                                                     ------------
        (iii) 50% of Eligible Unsecured, Net                                    $
                                                                                     ------------

     Lesser                                                                     $
                                                                                     ------------

9.   Total Borrowing Base (a+b)                                $
                                                                   ------------

10.  Current Maximum                                           $
                                                                   ------------

11.  Current Outstanding Balance of Term Notes
                                                               $
                                                                   ------------

12.  Available Borrowing Base                                  $
                                                                   ------------

13.  Current Outstanding Balance of Revolving Credit
                                                               $
                                                                   ------------

14.  Current Availability                                      $
                                                                   ------------




                                  SCHEDULE 6.2
                          TO REVOLVING CREDIT AGREEMENT

                                  SUBSIDIARIES


                                    JURISDICTION OF
                                      ORGANIZATION
            NAME                                                       OWNER                     % OWNERSHIP
WAC Insurance Company, Ltd.      British Virgin Islands     World Acceptance                         65%
                                                            Corporation (WAC)
WFC of South Carolina, Inc.          South Carolina         WAC                                     100%
WFC Limited Partnership                  Texas              World Finance Corporation        1% general partner
                                                            of South Carolina
                                                            World Acceptance                 99% limited partner
                                                            Corporation of Oklahoma,
                                                            Inc.
World Acceptance                        Alabama             WAC                                     100%
Corporation of Alabama
World Acceptance                        Missouri            WAC                                     100%
Corporation of Missouri
World Acceptance                        Oklahoma            World Finance Corporation               100%
Corporation of Oklahoma,                                    of Texas
Inc.
World Finance Corporation               Georgia             WAC                                     100%
of Georgia
World Finance Corporation               Illinois            WAC                                     100%
of Illinois
World Finance Corporation              Louisiana            WAC                                     100%
of Louisiana
World Finance Corporation              New Mexico           WAC                                     100%
of New Mexico
World Finance Corporation            South Carolina         WAC                                     100%
of South Carolina
World Finance Corporation              Tennessee            WAC                                     100%
of Tennessee
World Finance Corporation                Texas              WAC                                     100%
of Texas




                                  SCHEDULE 6.8
                          TO REVOLVING CREDIT AGREEMENT


                               Pending Litigation


(1) World Acceptance Corporation and World Finance Corporation of Georgia are named as co-defendants with 46 other finance companies, merchants and insurance companies in a class action lawsuit, JORDAN, ET AL. V. AVCO FINANCIAL SERVICES, INC., ET AL., (Case No. 96-CL-1557N, MDL No. 1130, U.S. District Court, Middle District of Alabama), that challenges the defendants' practices with respect to non-filing insurance. The action was filed on April 18, 1995, in U.S. District Court for the Middle District of Georgia, in Columbus, Georgia, and by order dated October 11, 1996 was consolidated for pre-trial proceedings before Judge U.W. Clemon of the U.S. District Court for the Middle District of Alabama by the Judicial Panel on Multidistrict Litigation. Non-filing insurance is a product that lenders can purchase as an alternative to filing UCC-1 financing statements to perfect the lenders' security interest in borrowers' collateral. Borrowers are charged a fee representing the amount of the non-filing insurance premium. In the JORDAN action, the plaintiffs have alleged that non-filing insurance is not true, legitimate insurance and that non-filing fees charged to borrowers are not being disclosed properly under the federal Truth-in-Lending Act. The plaintiffs also have alleged violations of RICO and the federal antitrust laws. The plaintiffs originally asserted state law claims for breach of contract, conversion and fraud, but subsequently dismissed those claims without prejudice. The plaintiffs seek damages, permanent injunctive relief, and attorneys' fees. If the Company's non-filing insurance practices are found to be unlawful, the Company could be required to refund non-filing insurance fees, pay other damages to the plaintiffs, and change its non-filing insurance practices going forward.

         World has denied that its non-filing practices are unlawful and is defending the case vigorously. Discovery in the case is ongoing, and pursuant to court order, will continue through March 1998. On June 23, 1997, Judge Clemon issued a Class Certification Order that certified a nationwide class of plaintiffs who, on or after April 18, 1991, were charged a non-filing insurance fee. The order applies only to the liability aspects of the case.

(2) The Company has been named as a defendant in an action, Turner v. World Acceptance Corp., pending in District Court for the Fourteenth Judicial District, Tulsa County, Oklahoma (No. CJ-97-1921). The action was commenced against the Company on May 20, 1997, names numerous other consumer finance companies as defendants, and seeks certification as a statewide class action. The action alleges that World and other consumer finance defendants collected excess finance charges in connection with refinancing certain consumer finance loans in Oklahoma and seeks money damages and an injunction against further collection of such charges. The Company has filed an answer in the action denying liability, and discovery has not commenced. The plaintiff's claim is based on a recent opinion of the Oklahoma Attorney General interpreting a provision of the Oklahoma Consumer Credit Code with respect to the permitted amount of certain loan refinance charges in a manner contrary to prior regulatory practice in Oklahoma. Enforcement of the Oklahoma Attorney General's opinion has been enjoined, and such action is currently pending before the Oklahoma Supreme Court. In addition, the State of Oklahoma has recently enacted legislation to clarify the interpretation of the disputed provision of the Oklahoma Consumer Credit Code consistent with prior regulatory practice. World intends to vigorously defend this action.

                                  SCHEDULE 6.9
                          TO REVOLVING CREDIT AGREEMENT


                                      Taxes


         The Internal Revenue Service has issued a preliminary determination that WAC Insurance Company, Ltd. is not engaged in a bona fide reinsurance business and thus, that its earnings are not excludable from the taxable earnings of World Acceptance Corporation and its subsidiaries. World Acceptance Corporation is appealing this matter.

                                  SCHEDULE 6.11
                          TO REVOLVING CREDIT AGREEMENT


                    Existing Indebtedness for Borrowed Money


CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS SET FORTH IN THE REVOLVING CREDIT AGREEMENT UNLESS OTHERWISE INDICATED.

Indebtedness of World Acceptance Corporation ("World") evidenced by this Revolving Credit Agreement, the Senior Note Purchase Agreements, the Subordinated Note Agreement and all notes issued pursuant to the above-listed agreements.

Indebtedness of each of World Finance Corporation of Alabama, World Finance Corporation of Georgia, World Finance Corporation of Illinois, World Finance Corporation of Louisiana, World Acceptance Corporation of Missouri, World Finance Corporation of New Mexico, World Acceptance Corporation of Oklahoma, Inc., World Finance Corporation of South Carolina, WFC of South Carolina, Inc., World Finance Corporation of Tennessee, World Finance Corporation of Texas and WFC Limited Partnership, under the Subsidiary Senior Guaranty Agreement, the Subsidiary Senior Subordinated Guaranty Agreement and the Subsidiary Security Agreement.

Indebtedness evidenced by World's 10 Percent Senior Debenture in the principal amount of $482,000, payable to Voyager Life Insurance Company.

Indebtedness evidenced by World Finance Corporation of Georgia's 8% Subordinated Promissory Note(s) in the principal amount of $9,924,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Finance Corporation of Louisiana's 8% Subordinated Promissory Note(s) in the principal amount of $3,158,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Acceptance Corporation of Oklahoma's 8% Subordinated Promissory Note(s) in the principal amount of $5,220,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Finance Corporation of South Carolina's 8% Subordinated Promissory Note(s) in the principal amount of $23,894,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by WFC of South Carolina, Inc.'s 8% Subordinated Promissory Note(s) in the principal amount of $295,000, payable to World Finance Corporation of Texas.

Indebtedness evidenced by World Finance Corporation of Tennessee's 8% Subordinated Promissory Note(s) in the principal amount of $4,268,000, payable to World Finance Corporation of Texas.

                                  SCHEDULE 8.11
                          TO REVOLVING CREDIT AGREEMENT

                                 Existing Liens


Lien of Weingarten Realty Investors on certain property of World Finance Corporation of Texas, evidenced by UCC-1 financing statement No. 189822, filed August 21, 1989 in the Office of the Texas Secretary of State and continued by UCC-3 continuation statement No. 685105, filed July 15, 1994 in the Office of the Texas Secretary of State.

Liens consisting of immaterial utility easements and similar immaterial encumbrances on the real property of World Acceptance Corporation located at 108 Frederick Street, Greenville, South Carolina 29607. See Schedule B to owner's title policy attached.